Exhibit 10.32

HISTORIC TW INC.,

Landlord

and

WARNER MUSIC GROUP INC.,

Tenant

LEASE

Dated: as of February 29, 2004

75 Rockefeller Plaza
New York, New York

TABLE OF CONTENTS

ARTICLE 1	DEMISE, RENT AND DEFINITIONS

ARTICLE 2	USE, COMPLIANCE AND SIGNS

ARTICLE 3	CONDITION OF PREMISES

ARTICLE 4	TAX PAYMENTS

ARTICLE 5	OPERATING PAYMENTS

ARTICLE 6	SUBORDINATION TO MORTGAGES, LEASES AND DECLARATION OF RESTRICTIONS

ARTICLE 7	QUIET ENJOYMENT

ARTICLE 8	ASSIGNMENT, SUBLETTING AND MORTGAGING

ARTICLE 9	COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS

ARTICLE 10	INSURANCE

ARTICLE 11	RULES AND REGULATIONS

ARTICLE 12	ALTERATIONS

ARTICLE 13	LANDLORD’S AND TENANT’S PROPERTY; REMOVAL AT END OF TERM

ARTICLE 14	REPAIRS AND MAINTENANCE

ARTICLE 15	ELECTRIC ENERGY

ARTICLE 16	HEAT, VENTILATION AND AIR CONDITIONING

ARTICLE 17	OTHER SERVICES, SERVICE INTERRUPTION AND BUILDING DIRECTORY

i

ARTICLE 18	ACCESS, NOTICE OF OCCURRENCES, WINDOWS, NAME OF BUILDING AND NO DEDICATION

ARTICLE 19	NON-LIABILITY AND INDEMNIFICATION

ARTICLE 20	DAMAGE OR DESTRUCTION

ARTICLE 21	EMINENT DOMAIN

ARTICLE 22	SURRENDER AND HOLDING OVER

ARTICLE 23	DEFAULT

ARTICLE 24	RE-ENTRY BY LANDLORD

ARTICLE 25	DAMAGES

ARTICLE 26	WAIVERS

ARTICLE 27	CURING TENANT’S DEFAULTS AND COSTS OF ENFORCEMENT

ARTICLE 28	BROKER

ARTICLE 29	NOTICES

ARTICLE 30	ESTOPPEL CERTIFICATES AND MEMORANDUM OF LEASE

ARTICLE 31	FORCE MAJEURE

ARTICLE 32	CONSENTS

ARTICLE 33	RENT CONTROL

ARTICLE 34	MISCELLANEOUS

ARTICLE 35	SIGNAGE

ARTICLE 36	[INTENTIONALLY OMITTED.]

ARTICLE 37	ADDITIONAL SPACE .

ARTICLE 38	LANDLORD RELOCATION OPTION

ARTICLE 39	SUPERIOR LEASE

EXHIBITS:

Exhibit A - FLOOR PLANS OF PREMISES

Exhibit B - LAND

Exhibit C - [Intentionally omitted]

Exhibit D - RULES AND REGULATIONS

Exhibit E - CURRENT OVERTIME CHARGES

Exhibit F - CLEANING SPECIFICATIONS

Exhibit G - [INTENTIONALLY OMITTED]

Exhibit H - ADDITIONAL FLOORS

EXECUTION VERSION

LEASE, dated as of February 29, 2004, between HISTORIC TW INC. (f/k/a Time Warner Inc.), a Delaware corporation, having its principal office at 75 Rockefeller Plaza, New York, New York 10019 (“Landlord”) and WARNER MUSIC GROUP INC., having an office at 75 Rockefeller Plaza, New York, New York 10019 (“Tenant”).

W I T N E S S E T H :

ARTICLE 1

DEMISE, RENT AND DEFINITIONS

1.1                                 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to all of the terms and conditions of this Lease, floors 7, 8, 12, 30 and 31 and the space in the concourse of the Building (the “Concourse Space”), substantially as shown (by diagonal lines or shading) on the floor plans attached hereto as Exhibit A (the “Premises”), in the building (the “Building”) known by the street numbers 75 Rockefeller Plaza and 15 West 51st Street, New York, New York, together with the non-exclusive right to use the common areas of the Building for ingress to and egress from the Premises. The Building and the land described in Exhibit B attached hereto (the “Land”) are collectively called the “Property”. The parties agree that for all purposes of this Lease, the Building shall be deemed to have a rentable area of 582,428 square feet and the Premises other than the Concourse Space shall be deemed to have a total rentable area of 82,266 square feet (the “Rentable Square Footage”), subject to adjustment as provided in Article 37 hereof.

1.2                                 The term of this Lease (“Term”) shall commence on the date hereof (“Commencement Date”) and shall end at 11:59 p.m. July 30, 2014 (the

“Expiration Date”) or on such earlier date upon which this Lease shall terminate for any reason.

1.3                                 The rents shall consist of:

(a)                                  fixed rent (“Fixed Rent”) at the annual rate of:

(i)                                     for the Concourse Space the product of 2,500 square feet (subject to adjustments as provided in this subsection) and Fifteen and 00/100 ($15.00) Dollars from the Commencement Date through and including the Expiration Date. Landlord and Tenant agree that they will equally share the cost to have the Concourse Space measured based on the standard in effect on the date hereof of the Real Estate Board of New York and based on such measurement, the 2,500 square feet of the Concourse Space will be adjusted and the Fixed Rent payable under this subsection (i) will also be adjusted.

(ii)                                  the product of the Rentable Square Footage and Thirty-Four and 42/100 ($34.42) Dollars from the Commencement Date through and including December 31, 2008, and

(iii)                               the product of the Rentable Square Footage and Thirty-Nine and 42/100 ($39.42) dollars from January 1, 2009 through and including the Expiration Date, which amounts shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term. Landlord and Tenant acknowledge that the Rentable Square Footage will be subject to adjustment pursuant to Article 37 hereof. Any references herein to the Square Footage or Rentable Square Footage of the Premises or the Building, Tenant’s Tax Percentage (as defined herein) or Wage Rate Multiple (as defined herein), are otherwise for purposes of arbitrary formulas only, and not a representation as to the actual square footage or actual percentage interest in the Building.

(b)                                 additional rent (“Additional Charges”) consisting of all other sums of money that become due from Tenant and payable to Landlord hereunder.

(c)                                  Tenant shall pay all Fixed Rent and Additional Charges in lawful money of the United States to Landlord and at the election of Landlord by (i) wire transfer to an account designated by Landlord or (ii) by good and sufficient check (subject to collection) drawn on a bank which is a member of the New York Clearinghouse at Landlord’s address set forth above (attention: Accounts Receivable Department), or such other place as Landlord shall hereafter designate by notice to Tenant.

1.4                                 Tenant shall pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason except as otherwise expressly provided in this Lease. Landlord shall have the same remedies for default in payment of Additional Charges as Landlord has for default in payment of Fixed Rent. If the Commencement Date or Expiration Date occurs on a day other than the first or last day of a calendar month, as applicable, Fixed Rent for the partial calendar month shall be prorated.

1.5                                 No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and

Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy provided in this Lease or at law.

1.6                                 If Tenant fails to make any payment of Fixed Rent or Additional Charges within five (5) days after the due date thereof, such unpaid amount shall bear interest from the due date at a rate (“Lease Interest Rate”) equal to the lesser of (a) the rate announced by JPMorgan Chase Bank, or its successor, from time to time as its prime or base rate (“Prime Rate”) plus 4%, or (b) the maximum applicable rate allowed by law, from the date such amount became due and payable to the date of payment thereof by Tenant. Such interest shall be due and payable on demand.

1.7                                 The following terms, whenever used in this Lease (including all Exhibits attached hereto, all of which shall be deemed to be a part of this Lease), shall have the meanings indicated:

(a)                                  The term “Business Days” shall mean such Mondays, Tuesdays, Wednesdays, Thursdays and Fridays that do not fall on the days celebrated as New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, day after Thanksgiving or Christmas Day, or on such other days as may now or hereafter be celebrated as holidays under the contract from time to time in effect between Locals 32B and 32J of the Building Service Employees Union AFL-CIO (or any successor thereto) and the Real Estate Advisory Board of New York, Inc. (or any successor thereto) or on which there is no regular United States postal service and the New York Stock Exchange (or any successor thereto) is closed.

(b)                                 The term “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. but only on Business Days.

(c)                                  The term “Calculation Rate” shall mean the yield on U.S. Treasury Bonds with a maturity closest to 10 years after the date on which a particular expense is incurred, plus 2%.

(d)                                 The term “Insurance Requirements” shall mean rules, regulations, orders and requirements of the New York Board of Fire Underwriters, the New York Fire Insurance Rating Organization and any other similar body performing the same or similar functions, whether now or hereafter in force, and requirements of any insurance policy maintained by Landlord at any time or of the issuer of such policy.

(e)                                  The term “Landlord” shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building (as tenant thereunder),whether by assignment or sublease of all or substantially all of the Building, the transferor shall be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and such transferee shall be deemed to have assumed and agreed to perform and observe all obligations of Landlord under this Lease during the period it is the holder of Landlord’s interest under this Lease, subject, however, to the provisions of Article 19 and any other provisions of this Lease.

(f)                                    The term “Landlord-Related Occupant” shall mean any one or more of (i) Landlord; (ii) any corporation or other business entity which controls, is controlled by, or is under common control with Landlord (a “Landlord Affiliate”); (iii) any corporation, partnership, joint venture, or other entity in which Landlord or a

Landlord Affiliate has an interest of 50% or more (other than Tenant), or which has an interest of 50% or more in Landlord or a Landlord Affiliate; and (iv) a person or entity unrelated to Landlord but with which Landlord or a Landlord Affiliate has an ongoing business relationship.

(g)                                 The term “Legal Requirements” shall mean laws and ordinances of federal, state, city, town, county, borough and village governments and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities, and the directions of any public officers pursuant to law, whether now or hereafter in force.

(h)                                 The term “Tenant” shall mean the original Tenant herein or any permitted assignee or other successor in interest (immediate or remote) of the original Tenant herein named that at the time in question is the owner of Tenant’s interest in this Lease.

(i)                                     The term “Tenant’s Affiliate” shall mean any corporation or other business entity which controls, is controlled by, or is under common control with Tenant.

(j)                                     The words “Tenant indemnifies Landlord against liability,” “Tenant shall indemnify Landlord against liability,” “Landlord indemnifies Tenant against liability” or “Landlord shall indemnify Tenant against Liability” and words of similar import shall mean that the indemnifying party agrees to indemnify, hold and save harmless the indemnified party, each Superior Lessor and Superior Mortgagee (where Landlord is the indemnified party), and their respective partners, directors, officers, agents and employees from and against all loss, cost, liability, claim, damage, fine, penalty and expense, including reasonable attorneys’ fees and disbursements (whether incurred in resisting and defending any action or proceeding or incurred in enforcing the indemnification rights of the indemnified party against the indemnifying party), and that in case any action or proceeding is brought against the indemnified party or any indemnified person, the indemnifying party shall resist and defend such action or proceeding by attorneys reasonably satisfactory to the indemnified party (it being agreed that the attorney for the indemnifying party’s insurers shall be deemed satisfactory to the indemnified party). The indemnified party shall notify the indemnifying party promptly of any claim for which indemnification may be sought, and will cooperate with the indemnifying party and its insurers in the defense of any such claim. The indemnifying party shall pay to the indemnified party upon rendition of bills or statements therefor, an amount equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses (i) incurred by the indemnified party or any other indemnified person and (ii) for which the indemnifying party has indemnified the indemnified party or any other indemnified person, but the indemnified party shall in no event settle any third party claim without the prior written consent of the indemnifying party, such consent not to be unreasonably withheld. Nothing herein contained shall be deemed to require any party to indemnify any other party against its own negligence or willful misconduct, or against any consequential damages.

(k)                                  The term “untenantable” shall mean a condition resulting in Tenant being unable to use all or a portion of the Premises for the normal conduct of Tenant’s business.

ARTICLE 2

USE, COMPLIANCE AND SIGNS

2.1                                 The Premises shall be used and occupied by Tenant (and its permitted subtenants and Tenant’s Affiliates) solely as general and executive offices, uses ancillary thereto and Identified Ancillary Uses. All such uses must be in compliance with Legal Requirements. The Premises may be used only for the benefit of Tenant’s employees or the employees of Tenant’s permitted subtenants and Tenant’s Affiliates, in each case occupying any part of the Premises and reasonable numbers of guests, of the foregoing. Notwithstanding any provision herein to the contrary, the Concourse Space may only be used for storage of files, records and office furniture. In no event shall any of such uses be made available to employees of Tenant or Tenant’s Affiliates who are not located at the Building (other than reasonable numbers of senior executives) or to the general public. The following uses are intended to benefit and to be ancillary to the use of the Premises and not to benefit persons not located in the Premises, other than incidentally and in limited numbers): (i) a dining facility located on the 32nd floor of the Premises (the “Dining Room”); provided, that if cooking will be done (other than only microwave cooking) (A) Tenant shall install all flues, vents, grease traps and ansul systems and other similar items reasonably requested by Landlord, (B) Tenant shall install an exhaust system that, in Landlord’s reasonable judgment, is consistent with the standards of a first class office building in midtown Manhattan, (C) all ducts and flues shall be installed within the Premises and shall exit the Building from a location reasonably acceptable to Landlord, (D) Tenant shall clean all grease traps as appropriate, (E) Tenant shall bag all wet garbage, place such garbage in containers that prevent the escape of odors, and provide for a refrigerated waste facility to store such garbage pending disposal and (F) Landlord shall cause such Dining Room to be serviced on a regular basis by the Building’s exterminator, and Tenant shall pay to Landlord within thirty (30) days after demand, the cost of providing any additional extermination service required by reason of such Dining Room; and further provided (whether or not cooking will be done), (v) Tenant shall not allow any odors to escape from the Premises to other portions of the Building, (w) Tenant shall otherwise maintain and operate the Dining Room consistent with the standards of a first class office building in midtown Manhattan, and (x) the entire floor on which such Dining Room is located and the entire floor immediately above and the entire floor immediately below the floor on which such Dining Room is located shall be fully leased by Tenant or Tenant’s Affiliates; and (ii) Tenant may install music, sound or video demonstration areas (a “Music Room”) provided that (A) the entire floor on which any music, sound or video demonstration areas of Tenant, its subtenants or Tenant’s Affiliates are located and the entire floor immediately above and the entire floor immediately below shall be fully leased by Tenant, its subtenants or Tenant’s Affiliates and (B) no sound or vibration from such space is detected elsewhere in the Building other than the Premises (the ancillary uses described in clauses (i)-(ii) above are called the “Identified Ancillary Uses”)). Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for complying with all Legal Requirements applicable to the use of the Premises for the Identified Ancillary Uses (including, without limitation, any structural and nonstructural alterations to the Premises or Building required by such Legal Requirements) and for obtaining, at Tenant’s sole cost and expense, all consents, approvals and permits (including, without limitation, any amendment to the certificate of occupancy for the

Building and any public assembly permit) required by reason of any such use and Landlord makes no representation to Tenant as to the suitability of the Premises for any of the Identified Ancillary Uses. Landlord, at Tenant’s expense, shall cooperate with Tenant’s efforts to obtain any such consents, approvals and permits, including, without limitation, executing and delivering any documents or instruments reasonably required by Tenant in connection therewith. Nothing in this Section which permits the Premises or any part thereof to be used for Identified Ancillary Uses shall be interpreted to mean that Tenant is permitted to make any Alterations other than in compliance with all of the terms and conditions set forth in this Lease including the requirement to obtain Landlord’s prior consent, where required.

2.2                                 If any governmental license or permit is required for the proper and lawful conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure and maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not use, or suffer or permit any person to use, the Premises, or any part thereof, in any manner which (a) violates the certificate of occupancy for the Premises or for the Building or any other permit or license issued pursuant to any Legal Requirements, (b) causes injury to the Building, (c) constitutes a violation of the Legal Requirements or Insurance Requirements pursuant to Article 9 hereof, (d) impairs the character, reputation or appearance of the Building as a first-class office building, (e) impairs the proper and economic maintenance, operation and repair of the Building, or (f) annoys or inconveniences other tenants of the Building.

2.3                                 In addition to the limitations set forth in Section 2.2, Tenant shall not use, suffer or permit any person to use the Premises or any part thereof for: sale or rental to the public of any products or materials; financial services to the public such as those provided by a commercial bank, trust company, savings bank, safe deposit or savings and loan association or other lender; issuance or sale to the public of traveller’s checks, foreign drafts, letter of credit, foreign exchange or domestic money orders; receipt of money for transmission from the public; data processing services rendered primarily to others than Tenant and which are not strictly ancillary to Tenant’s business; stock brokerage board room; school; broadcasting center for communications firms; reservation center for airlines or for travel agencies; public auction; or as an office for any of the following: (a) employment agency, (b) foreign government or political subdivision thereof, (c) governmental bureau or agency of the United States or any state or political subdivision thereof, (d) health care professional, (e) clerical support business, or (f) union; nor shall Tenant use, suffer or permit any person to use the Premises or any part thereof for any other use or purpose that (i) in the reasonable judgment of Landlord is not in keeping with the character and dignity of the Building or (ii) predominantly involves direct patronage of the general public not incidental to the Tenant’s business.

Unless it is an affiliate of Historic TW Inc., neither Tenant nor any occupant of the Premises shall use the words “Time Warner”, “Historic TW Inc.”, “Warner Bros.”, “Time”, “Warner”, “AOL”, or “America Online”, or any combination or simulation thereof, or any other business or trade name from time to time used by Time Warner Inc. or its subsidiaries, for any purpose whatsoever, including (but not limited to) as or for any corporate, firm or trade name, trademark or designation or description of merchandise or services, or as Tenant’s business address; provided that the foregoing restriction shall not be deemed to apply to (i) any trade name currently used by Tenant which is hereafter adopted by Landlord and (ii) Tenant’s current name “Warner Music Group, Inc.” Neither Tenant nor any occupant of the Premises shall use the words “Rockefeller”, “Center” or “Radio City”, or any combination or simulation thereof, for any purpose whatsoever, including (but not limited to) as or for any corporate, firm or trade name, trademark or designation or description of merchandise or services, or as Tenant’s business address; provided that the foregoing restriction shall not be deemed to apply to any trade name currently used by Tenant which is hereafter adopted by Landlord. Notwithstanding the foregoing, Tenant may use “75 Rockefeller Plaza” as its business address so long as Landlord is permitted to use such designation for the Building by Rockefeller Center, Inc. and its successors and by the City of New York and the United States Postal Service, provided that (a) Tenant will not use the words “Rockefeller Plaza” except in a conventional manner and without emphasis as part of its business address, and (b) whenever such address is used by Tenant other than on stationery, Tenant will also indicate that the other address for the Building is 15 West 51st Street. Notwithstanding any provision herein to the contrary, Tenant may utilize such trade names as are permitted under the WCI Trademark Agreement between Warner Communications Inc. and WMG Acquisition Corp.

2.4                                 Subject to Article 35 hereof, Tenant may not place signs anywhere in the Property, including on the exterior of the Building, without the prior consent of Landlord, except for a sign on Tenant’s interior entry doors which shall be approved by Landlord in advance of the placement thereof, such approval not to be unreasonably withheld or delayed. Consent will not be required for signs within the Premises which are not visible from outside the Premises.

ARTICLE 3

CONDITION OF PREMISES

3.1                                 Tenant hereby agrees to accept the Premises in its current condition, “as is,” without requiring any improvements or decorations to be made by Landlord. Tenant acknowledges that it has been in occupancy of the Premises prior to the date hereof and is fully familiar with the condition of the Premises.

ARTICLE 4

TAX PAYMENTS

4.1                                 For the purposes of this Article and other provisions of this Lease:

(a)                                  (1)                                  The term “Taxes” shall mean the aggregate amount of all real estate and personal property taxes and any general or special assessments (excluding penalties and late interest thereon but including interest on assessments payable in installments) assessed or imposed upon or in respect of the Property, including (i) taxes and assessments in respect of any air rights or development rights now or hereafter appurtenant to, or used in connection with the construction of, the Building, (ii) fees, taxes and charges in respect of any vaults, vault space or other space within or outside the boundaries of the Land, (iii) Business Improvement District assessments and other assessments for public improvements or benefits to the Building, the Land, or the locality in which the Land is situated, and (iv) taxes, assessments and charges in respect of any fixtures, equipment, facilities, systems or personal property of Landlord serving or used exclusively in connection with the Building or the Land, and shall also include all Tax Expenses (as hereinafter defined).

(2)                                  All income, estate, succession, inheritance, gift, transfer, franchise profit, use, occupancy, gross receipts, rental, capital gains, capital stock and income taxes of Landlord shall be excluded from Taxes; provided, however, that if the method of taxation of real estate is changed and as a result thereof any other tax or assessment, however denominated, including any franchise, income, profit, use, occupancy, gross receipts or rental tax, shall be imposed upon Landlord or the owner of the Property or the rents or income there from, in substitution for or in addition to, in whole or in part, any of the taxes or assessments listed in the preceding sentence, such other tax or assessment shall be included in and deemed part of Taxes, but calculated for this purpose as if the Property and all appurtenances thereto (including development rights) were the only property of Landlord.

(3)                                  The amount of any special assessments for public improvements or benefits to be included in Taxes for any year (and such installments shall be the maximum permissible amount thereof), in the case where the same may at the option of the taxpayer be paid in installments, shall be limited to the amount of the installment due in respect of such year, together with any interest payable in connection therewith (other than interest or penalties payable by reason of the delinquent payment of such installments).

(b)                                 The term “Tax Year” shall mean each period from July 1 through June 30 (or such other fiscal period as may hereafter be adopted by the City of New York as the fiscal year for any tax, levy or charge included in Taxes).

(c)                                  The term “Base Tax Year” shall mean the Tax Year July 1, 2004 through June 30, 2005.

(d)                                 The term “Tax Expenses” shall mean all reasonable expenses, including attorneys’ fees and disbursements and experts’ and other witnesses’ fees and disbursements, incurred by Landlord in seeking to reduce the amount of any assessed valuation of the Land and/or the Building, in contesting the amount or validity of any Taxes, or in seeking a refund of any Taxes.

(e)                                  The term “Tenant’s Tax Percentage” shall mean 14.12466%, subject to adjustment as provided in Article 37 hereof.

4.2                                 If Taxes for any calendar year during the Term are greater than Taxes for the Base Tax Year, Tenant shall pay to Landlord Tenant’s Tax Percentage of such excess. Such payments shall be made as provided in Section 4.3. Payments with respect to any partial Tax Year which falls within the Term shall be appropriately pro rated.

4.3                                 Landlord shall give Tenant, prior to or after commencement of each calendar year, a notice setting forth Landlord’s reasonable estimate of the payments to be made by Tenant on account of Taxes during such year. Tenant shall make such payments in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord, whether to the City of New York or to a Superior Lessor or Superior Mortgagee. Such payment will be retroactive to the later to occur of the

Commencement Date or the first month of such calendar year if Landlord’s notice is given after the commencement of such calendar year, provided, however, that if payments to be made by Tenant on account of Taxes are retroactive to the Commencement Date and the Commencement Date is other than the first day of the month in which the same occurs, then any such payments in respect of the month in which the Commencement Date occurs shall be prorated). Landlord may amend such estimate by notice given to Tenant from time to time to reflect additional information about Taxes that comes to Landlord’s attention or to correct any error made in any prior estimate; said notice may require an increase in monthly payments or a separate individual payment and Tenant’s payments shall be adjusted or made as provided in said notice. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall give Tenant copies thereof and the computation of Tenant’s payment on account thereof, and (i) in the event of a deficiency, Tenant shall pay to Landlord the amount thereof within fifteen (15) Business Days after demand therefor, or (ii) in the event of an overpayment, Landlord shall promptly refund to Tenant the amount thereof.

4.4                                 If Landlord receives a refund of Taxes for any Tax Year, Landlord shall either pay to Tenant Tenant’s Tax Percentage of the net refund after deducting from such refund the costs and expenses of obtaining same (to the extent that such costs and expenses were not included in Tax Expenses); provided, however, such payment or credit to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year. Only Landlord shall be authorized to contest Taxes. Notwithstanding any provision herein to the Contrary, Tenant shall not be responsible for any Tax Payment payable under this

Article that is not billed to Tenant within two (2) years after Landlord makes the corresponding payment of taxes.

ARTICLE 5

OPERATING PAYMENTS

5.1                                 For each Operating Year (as hereinafter defined) during the Term of this Lease, Tenant shall pay, as additional rent, the Operating Payment (as hereinafter defined) for such Operating Year, in accordance with the further provisions of this Section.

(a)                                  For purposes hereof the following definitions shall apply:

(i)                                     The term “Operating Year” shall mean the calendar year in which the Term of this Lease commences and each succeeding calendar year thereafter.

(ii)                                  The term “Wage Rate” shall mean the undiscounted regular hourly wage rate payable to or in respect of Porters (as hereinafter defined) of Class A office buildings in New York County, in effect as of January 1 of the Operating Year in question, pursuant to agreement(s) (herein individually or collectively called “Agreement”) between the Real Estate Advisory Board on Labor Relations, Incorporated (“RAB”) and Local 32B-32J of the Service Employees International Union, AFL-CIO (“Local 32B-32J”) (or, if either or both of such entities is not in existence or acting in respect of such matters, then, by any successor(s) or substitute(s) performing similar functions).

(iii)                               The term “Class A office buildings” shall mean the class of office buildings defined as such under the current Agreement with Local 32B-32J.

(iv)                              The term “regular hourly wage rate” shall include all payments of every kind (excluding, however, fringe benefits) then payable to or in respect of Porters, computed on the basis of the total undiscounted annual amount payable to or in respect of Porters pursuant to the Agreement, provided, however, if any union agreement shall require the regular employment of Porters on days or during hours when overtime or other premium pay rates are in effect, then the “regular hourly wage rate,” as used above and subject to the other adjustments provided for herein, shall be deemed to mean the actual weekly wage rate, divided by the actual hours in a calendar week during which Porters are required to be employed (if, for example, as of the Commencement Date, an agreement between RAB and Local 32B-32J shall require the regular employment of Porters for forty (40) hours during a calendar week at a minimum hourly wage rate of $3.00 for the first thirty (30) hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten (10) hours, the minimum regular hourly wage rate under this Article 38B, as of the Commencement Date, shall be deemed to be the total weekly wage rate of $135.00 divided by the total number of required hours of employment, forty (40), or $3.375). If no Agreement shall be in effect as of any such January 1 with reference to which the regular hourly wage rate for Porters is to be determined, then the applicable computations and payments under this Lease shall be made upon the basis of the regular hourly wage rate (determined in accordance with the preceding provisions of this Article) being paid by Landlord or by the contractor performing the cleaning services for Landlord on such January 1 to or in respect of Porters, and thereafter appropriate retroactive adjustment shall be made when the regular hourly wage rate payable to or in respect of such Porters is determined pursuant to

Agreement. For the purposes hereof, if the regular hourly wage rate of Porters shall increase during any Operating Year the regular hourly wage rate “in effect as of January 1” of such Operating Year shall be adjusted for the portion of the year for which the increase shall be effective. The Wage Rate and Base Wage Rate shall be calculated by dividing the annual undiscounted cost for a Porter receiving the regular hourly wage rate, by the number of hours that a Porter is expected to work in the calendar year involved. In determining said number of hours, Landlord’s management may make reasonable estimates of the average number of days or hours not worked by an average Porter, where such days or hours are not specified by, or vary with individual circumstances pursuant to, the union contract. In calculating the regular hourly wage rate Landlord shall apply such procedures and practices as are generally applied in such calculations by the owners of Class A office buildings in the midtown area of the Borough of Manhattan, City and State of New York, and any dispute or controversy as to or relating to the calculation of the “Wage Rate” shall be determined by arbitration, which arbitration shall be by three arbitrators each of whom shall have at least ten years’ experience in the supervision of the operation and management of Class A office buildings in Manhattan.

(v)                                 The term “Porters” shall mean that classification of employee engaged in the general maintenance and operation of office buildings classified as “others” in the current Agreement, or failing such classification in any subsequent Agreement, the most nearly comparable classification in such Agreement.

(vi)                              The term “Base Wage Rate” shall mean the Wage Rate in effect as of January 1, 2004.

(b)                                 The term “Wage Rate Multiple” shall mean 82,266, but subject to adjustment as provided in Article 37 hereof.

(c)                                  In the event that the Wage Rate in effect as of the January 1 of any Operating Year shall exceed the Base Wage Rate, Tenant shall pay to Landlord, as Additional Charges for such Operating Year, an amount (the “Operating Payment”) equal to the product obtained by multiplying (a) the number of cents (including any fraction of a cent) by which the Wage Rate exceeds the Base Wage Rate, by (b) the Wage Rate Multiple. By or after the start of the Operating Year commencing January 1, 2003 and by or after the start of each Operating Year thereafter, Landlord shall furnish to Tenant an Escalation Statement relating to such Operating Year and a statement of the Base Wage Rate, showing the escalation, if any, which shall be due hereunder from Tenant to Landlord and the additional rent then payable by Tenant to Landlord shall be paid as provided below. The obligation of Tenant to pay additional rent pursuant to this Section is not predicated upon the rendition by Landlord of any cleaning service to the Premises or upon the employment by Landlord of Porters or cleaners or by the application to Landlord or to the Building of the collective bargaining agreements referred to above. Tenant acknowledges that the payment of Additional Charges to Landlord pursuant to the provisions of this Section is intended to be an escalation payment to provide additional rent to Landlord and is not a measurement of actual increased costs incurred by Landlord in the operation of the Building.

5.2                                 Any such adjustment payable by reason of the provisions of this Section shall commence to be payable in equal monthly installments, as of the first day of the period for which the Wage Rate shall exceed the Base Wage Rate, and after Landlord shall furnish Tenant with an Escalation Statement relating to such Operating Year, all monthly installments of rental shall reflect one-twelfth of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the provisions of this Section; provided, however, that if said Escalation Statement is furnished to Tenant after the commencement or effective date of any change in the Wage Rate, there shall be promptly paid by Tenant to Landlord, an amount equal to the portion of such adjustment allocable to the period prior to the date upon which said Escalation Statement is furnished to Tenant. In the event that the Wage Rate shall be changed or shall change more frequently than once a year, the adjustment hereunder shall similarly be made by Landlord in a supplemental Escalations Statement furnished by Landlord to Tenant, so as to reflect such change in the monthly installments due hereunder, and the effective date of each such change. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for payment of any Operating Payment payable under this Article that is not billed to Tenant within one (1) years after the expiration of the appropriate calendar year.

ARTICLE 6

SUBORDINATION TO MORTGAGES,
LEASES AND DECLARATION OF RESTRICTIONS

6.1                                 (a)                                  This Lease and all rights of Tenant hereunder shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages now or hereafter existing affecting the Land and/or the Building and/or any of such leases, whether or not such mortgages also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and mortgages, and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination or priority (as described in the first sentence of this Section) shall be required. In confirmation of such subordination or priority Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the Lessor under any such lease or the holder of any such mortgage may reasonably request to evidence such subordination or priority; and if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver such instrument on behalf of Tenant. Any lease to which this Lease is subject and subordinate is herein called a “Superior Lease,” and the Lessor of a Superior Lease is herein called a “Superior Lessor.” Any mortgage to which this Lease is subject and subordinate is herein called a “Superior Mortgage” and the holder of a Superior Mortgage is herein called a “Superior Mortgagee.”

(b)                                 Landlord agrees to make a reasonable effort to obtain from the Superior Lessor and the Superior Mortgagee for the benefit of Tenant an agreement, in recordable form, to the effect that if such Superior Lessor or Superior Mortgagee or any successor or assign of such Superior Lessor or Superior Mortgagee shall take any action to enforce it’s rights, or if such Superior Lease shall terminate or be terminated by reason of a default by the tenant thereunder, then, provided no Event of Default shall have occurred and then be continuing hereunder, such Superior Lessor, Superior Mortgagee, or such successor or assign, as the case may be, will not make Tenant a party defendant to, or otherwise name or join Tenant in, such action and, upon termination of such Superior Lease, will recognize Tenant as the direct tenant of such landlord or such successor or assign, as the case may be, on the same terms and conditions as are contained in this Lease, except that such Superior Lessor, Superior Mortgagee or successor or assign shall not be (i) liable for any previous act or omission of Landlord under this Lease, (ii) subject to any offsets or defenses, not expressly provided in this Lease, which theretofore accrued to the Tenant against Landlord, (iii) liable for any security deposited by Tenant which has not been transferred to such holder, (iv) bound by any previous prepayment of more than one month’s rent, other than overpayments in respect of Taxes or Operating Expenses, (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof demised by this Lease, (vi) bound by an obligation to make any payment to, or on behalf of, the Tenant or provide any services or perform any repairs, maintenance or restoration provided for under this Lease to be performed before the date that such holder succeeded to the interest of Landlord under this Lease or bound by any obligation to make any payment to Tenant with respect to construction performed by, or on behalf of, Tenant at the Premises, and (vii) bound by any obligation to repair, replace, rebuild or restore the Premises demised in the event of damage by fire or other casualty, or in the event of partial condemnation, in any such case in excess of the insurance proceeds or condemnation award actually collected by such holder.

6.2                                 If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (a) Tenant gives notice of such act or omission to Landlord and to each Superior Mortgagee and Superior

Lessor whose name and address were previously furnished to Tenant, and (b) a reasonable period of time for remedying such act or omission elapses following the time when such Superior Mortgagee or Superior Lessor becomes entitled under such Superior Mortgage or Superior Lease to remedy same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy). Tenant is hereby advised that the Superior Lessor is 75 Plaza LLC, with an address c/o Park Lane Investments LLC, 240 Greenwich Avenue, Greenwich, Connecticut 06830 and the Superior Mortgagee is German American Capital Corporation with an address at 31 West 52nd Street, New York, New York 10019.

6.3                                 Tenant covenants and agrees that if for any reason a Superior Lease (including a Superior Lease through which Landlord derives its leasehold estate in the Premises) is terminated, or if the holder of a Superior Mortgage succeeds to the interest of Landlord hereunder, then at the option of the then holder of the reversionary interest in the Premises demised by this Lease, Tenant will attorn to such holder and will recognize such holder as the Tenant’s Landlord under this Lease, except that such holder shall not be (i) liable for any previous act or omission of Landlord under this Lease, (ii) subject to any offsets or defenses, not expressly provided in this Lease, which theretofore accrued to the Tenant against Landlord, (iii) liable for any security deposited by Tenant which has not been transferred to such holder, (iv) bound by any previous prepayment of more than one month’s rent, other than overpayments in respect of Taxes or Operating Expenses, (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof demised by this Lease, (vi) bound by any obligation to make any payment to, or on behalf of, the Tenant or provide any services or perform any repairs, maintenance or restoration provided for under this Lease to be performed before the date that such holder succeeded to the interest of Landlord under this Lease or bound by any obligation to make any payment to Tenant with respect to construction performed by, or on behalf of, Tenant at the Premises, and (vii) bound by any obligation to repair, replace, rebuild or restore the Premises demised in the event of damage by fire or other casualty, or in the event of partial condemnation, in any such case in excess of the insurance proceeds or condemnation award actually collected by such holder. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the Lessor under any such Superior Lease or holder of any Superior Mortgage any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints Landlord or such Lessor under such Superior Lease or holder of a Superior Mortgage the attorney-in-fact, irrevocable, of the Tenant to execute and deliver for and on behalf of Tenant any such instrument. Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give the Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by the Lessor under any Superior Lease or holder of a Superior Mortgage to terminate the same, and agrees that unless and until such Lessor, in connection with any such proceeding, shall elect to terminate this lease and the rights of Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding.

6.4                                 If any prospective or actual Superior Mortgagee or Superior Lessor requires any modification of this Lease, Tenant shall, upon notice thereof from Landlord,

promptly execute and deliver to Landlord the instrument accompanying said notice from Landlord to effect such modification if such instrument does not except to a de minimis extent adversely affect Tenant’s rights under this Lease and does not increase except to a de minimis extent Tenant’s obligations under this Lease.

6.5                                 Tenant hereby irrevocably waives all rights it has, if any, in connection with any zoning lot merger or transfer of development rights in respect of the Property, including any rights it has to be a party to, to contest, or to execute, any declaration of restrictions which would cause the Property to be merged with any other zoning lot. This Lease shall be subject and subordinate to any declaration of restrictions or any other document of similar nature and purpose now or hereafter affecting the Property. In confirmation of such waiver and subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord reasonably requests.

ARTICLE 7

QUIET ENJOYMENT

7.1                                 So long as Tenant pays all Fixed Rent and Additional Charges and performs all of Tenant’s other obligations under this Lease, in each case within the periods after notice (if any) and grace provided for in this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease and to any Superior Leases and Superior Mortgages. This covenant shall be construed as a covenant running with the Land and shall not be construed as a personal covenant of Landlord except to the extent of Landlord’s interest in this Lease.

7.2                                 Landlord shall indemnify Tenant against any loss, damage or expense which Tenant may suffer or incur if Tenant is evicted from the Premises as the result of Landlord’s default under any Superior Lease not caused by a default by Tenant under this Lease.

ARTICLE 8

ASSIGNMENT, SUBLETTING AND MORTGAGING

8.1                                 Tenant shall not, voluntarily, involuntarily, by operation of law or otherwise, except as provided in Article 8 hereof: (a) assign or otherwise transfer this Lease, (b) sublet the Premises or any part thereof, or allow same to be used, occupied or utilized by any person other than Tenant or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease. Notwithstanding the foregoing, Tenant may permit Tenant’s Affiliates to occupy portions of the Premises, subject to all applicable provisions of this Lease. Tenant will promptly advise Landlord in writing of the identity of all Tenant’s Affiliates who begin or terminate occupancy of any portion of the Premises.

8.2                                 (a)

(i)                                     If and so long as Tenant is a corporation, a partnership, a limited liability company or other entity, the following shall be deemed to be an assignment of this Lease under Section 8.1, prohibited by said Section: one or more sales or transfers of stock, partnership interests, membership interests or equity interests, voluntarily, involuntarily, by operation of law or otherwise, or the issuance of new stock, partnership interests, membership interests or equity interests, by which an aggregate of more than 49% of Tenant’s stock, partnership interests, membership interests or equity interests, directly or indirectly, by sale of an interest in Tenant or that of any of Tenant’s Affiliates, shall be vested in a party or parties who are not stockholders, partners or members as of the date hereof; provided however, that if following such transaction, Tenant will meet the Financial Test (as defined herein), Landlord’s consent thereto will not be unreasonably withheld or delayed.

(ii)                                  The sale of all or substantially all of Tenant’s assets which results in a Tenant failing to meet the Financial Test, notwithstanding that the Tenant under this Lease after such sale is the same Tenant under this Lease as prior to such sale, shall be deemed an assignment of this Lease whether such sale is made by one or more transactions.

(iii)                               This Section shall not apply to transactions with a corporation, partnership, limited liability company or entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred or to any corporation, partnership or limited liability company which controls or is controlled by Tenant or is under common control with Tenant if (x) the successor to Tenant meets the Financial Test, and (y) proof satisfactory to Landlord that Tenant meets the Financial Test is delivered to Landlord at least ten (10) days prior to the effective date of any such transactions. The provisions of this Section shall not apply to and Landlord’s consent shall not be required in connection with, sales or transfers by persons other than “insiders” in the shares of any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations.

(b)                                 (i)                                     As used herein the term “Financial” Test shall mean a Leverage Ratio (as defined herein) of less than 3.5.

(ii)                                  “Leverage Ratio” of Tenant or Qualified Guarantor (as defined herein), as the case might be, means a ratio, determined as of the end of the most recent fiscal period for such entity for which financial statements prepared in accordance with GAAP (as defined herein), certified by a financial officer of such entity as fairly presenting the financial condition and results of operations of such entity have been delivered to Landlord, of: (x) consolidated indebtedness (including, without limitation, all guarantees, capital leases and mandatorily redeemable preferred stock, but excluding undrawn letters of credit) net of aggregate unrestricted cash and cash equivalents of Tenant or Qualified Guarantor and its Subsidiaries in excess of $50,000,000; provided that in no event shall indebtedness determined pursuant to this clause (x) in respect of any calculation of the Leverage Ratio be reduced by more than $200,000,000 on the basis of unrestricted cash and cash equivalents, to (y) the sum of (a) net income for such entity for the latest 12 months or four quarters reflected in such certified financial statements and, to the extent reflected as a charge in the calculation of such net income, (b) interest expense, (c) provisions for taxes, and (d) depreciation and amortization expense.

8.3                                 If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet or occupied by any person other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event,

Landlord may apply the net amount collected to Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or occupancy by others shall not relieve Tenant of the obligation to obtain the consent of Landlord to any other or further assignment, mortgaging, subletting or occupancy by others not expressly permitted by this Article.

8.4                                 Any assignment or transfer, whether or not Landlord’s consent is required, shall be made only if and shall not be effective until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes the obligations of Tenant under this Lease and whereby the assignee agrees that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent or Additional Charges by Landlord from an assignee, transferee, or any other person, the original Tenant herein named and any and all successors in interest of the original Tenant herein named shall remain fully liable (jointly and severally with any immediate or remote successor in interest, including the then Tenant) for the payment of Fixed Rent and Additional Charges and for the other obligations of Tenant under this Lease.

8.5                                 The liability under this Lease of the original Tenant herein named and any immediate or remote successor in interest of the original Tenant herein named shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord with the then Tenant extending the time of, or modifying any of the obligations under, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease.

8.6                                 Neither the listing of any name other than that of Tenant, whether on the door of the Premises or the Building directory, or otherwise, nor the acceptance by Landlord of any check drawn by a person other than Tenant in payment of Fixed Rent or Additional Charges, shall operate to vest in any person any right or interest in this Lease or in the Premises, nor shall same be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the occupancy thereof by any person other than Tenant.

8.7                                 Except as specifically provided to the contrary in this Article, if Tenant desires to assign this Lease or sublet all or any part of the Premises, including any assignment or sublet in connection with any proceeding under the United States Bankruptcy Code or any federal, state or foreign law of like impact (collectively, “Insolvency Laws”), Tenant shall give notice thereof to Landlord, which notice shall be accompanied by a term sheet setting forth the material business terms of such proposed assignment or sublease. (i) If such notice is given in connection with a proposed assignment of this Lease, other than an assignment of the type referred to in Section 8.2 hereof, then such notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at Landlord’s option, terminate this Lease. (ii) If such notice is given in connection with a proposed sublease of a portion of the Premises to a party other than a Tenant’s Affiliate, then such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, sublease such space (hereinafter referred to as the “Leaseback Space”) from Tenant upon the terms and conditions hereinafter set forth. The option in question may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice given by Tenant to Landlord, and during such 30-day period Tenant shall not assign this Lease or sublet such space to any person.

8.8                                 If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) (“Landlord’s Sublease”) shall be at the rentals and for the same term as set forth in the term sheet described in Section 8.7 hereof, and such Landlord’s Sublease shall:

(a)                                  be expressly subject to all of the covenants, agreements, terms, provisions and conditions of the Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article;

(b)                                 be upon terms and conditions consistent with those contained in the term sheet described in Section 8.7 hereof, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article.

(c)                                  give the sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such Landlord’s Sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such Landlord’s Sublease as Landlord deems necessary or desirable;

(d)                                 provide that any assignee or further subtenant of Landlord may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof as Landlord deems necessary or desirable and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such assignment or sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; provided, however, that if the proposed sublease delivered to Landlord sets forth that the subtenant named therein shall use the space “as is” and make no alterations throughout the term of the sublease, or is required to restore the space to its pre-existing condition, then Landlord shall, or shall cause its assignee or subtenant to, restore the Leaseback Space substantially to its pre-existing condition to the extent required under the proposed sublease unless the term of such proposed sublease expires within the last year of the term of this Lease;

(e)                                  also provide that (i) the parties to a Landlord’s Sublease expressly negate any intention that any estate created under such Landlord’s Sublease be merged with any other estate held by either of said parties, (ii) occupancy of the Premises by Landlord or its assignee or subtenant shall be for a use in conformance with Section 2.1 of this Lease (except that occupancy of the Premises pursuant to a Landlord’s Sublease may be for any lawful purpose, if such Landlord’s Sublease is for all or a portion of the Premises, provided such portion of the Premises constitutes at a full floor,

(iii) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by. Tenant to Landlord, (iv) Landlord shall make such alterations as shall be reasonably required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Premises and to comply with any laws and requirements of public authorities relating to such separation, and Tenant will promptly reimburse Landlord for the reasonable cost thereof on demand, and (v) at the expiration of the term of a Landlord’s Sublease, Tenant will accept the space covered by such Landlord’s Sublease in its then existing condition, subject to the obligations of the Landlord as tenant under such Landlord’s Sublease to make such repairs thereto as may be necessary to preserve the premises demised by such Landlord’s Sublease in reasonable order and condition, and subject to the condition as to restoration set forth in (d) above; and

(f)                                    Tenant shall have no obligation, at the expiration or earlier termination of the term of this Lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord or its assignee or subtenant. Performance by Landlord, under a Landlord’s Sublease, shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such Landlord’s Sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if and to the extent such default arises directly from any act or omission of the tenant under such Landlord’s Sublease or arises directly from any act or omission of any occupant holding under or pursuant to any such Landlord’s Sublease (including, without limitation, as to payment of Fixed Rent and/or Additional Charges), and

Landlord shall indemnify and hold harmless Tenant from any loss, damage or expense which Tenant may suffer or incur arising out of the leasing or occupancy of the space demised under a Landlord’s Sublease, except to the extent the same arises from any act or omission of Tenant.

8.9                                 If Landlord exercises its option pursuant to Section 8.7 to terminate this Lease, then this Lease shall terminate on the date that the assignment was to be effective or the sublet was to commence, and Fixed Rent and Additional Charges shall be apportioned as of such date.

8.10                           If Landlord does not exercise an option provided to it pursuant to Section 8.7 and Tenant is not in default of any of its obligations under this Lease beyond the applicable period after notice (if any) and grace provided for herein, Landlord’s consent (which shall be in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

(a)                                  Tenant has complied with the provisions of this Article,

(b)                                 in Landlord’s judgment the proposed assignee or subtenant is a reputable person of good character and is engaged in a business and the Premises will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under Section 2.1, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building,

(c)                                  neither the proposed assignee or subtenant nor any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building, and Landlord has other space in the Building available to let to such proposed assignee or subtenant that is substantially comparable in square footage to the space covered by this Lease or the space proposed to be sublet by Tenant, as applicable,

(d)                                 the proposed assignee or subtenant is not a person with whom Landlord is then actively negotiating or in the prior six-month period was negotiating to lease space in the Building, and

(e)                                  there shall not be more than two subtenants (excluding Tenant’s Affiliates) on each floor of the Premises that is 20,000 square feet or less and no more than four subtenants (excluding Tenant’s Affiliates) on each floor of the Premises that is more than 20,000 square feet, at any time.

8.11                           Except to the extent the same are incurred by Landlord as subtenant under a Landlord’s Sublease, Tenant shall reimburse Landlord on demand for any reasonable costs incurred by Landlord in connection with any proposed assignment or sublease, whether or not consented to by Landlord, including the cost of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable attorneys’ fees and disbursements in connection with the granting of any requested consent.

8.12                           Except as provided in Section 8.8(f) as to any subletting to Landlord or its designee, with respect to any subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any other subtenant, (a) Tenant shall remain fully liable for the payment of Fixed Rent and Additional Charges due and to become due hereunder and for all of the other obligations of Tenant under this Lease and (b) Tenant shall remain fully liable for all acts and omissions of any licensee or subtenant or any person claiming through or under any licensee or subtenant that are in violation of any of the obligations of Tenant under this Lease, and any such violation shall be deemed to be a violation by Tenant. Notwithstanding any such subletting, no other or further subletting of the Premises by Tenant or any person claiming through or under Tenant shall be made except in compliance with and subject to the provisions of this Article. If Landlord declines to give its consent to any proposed assignment or sublease, or if Landlord exercises its option under Section 8.7, Tenant shall indemnify Landlord against liability in connection with any claims made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

8.13                           If (a) Landlord does not exercise an option provided to it under Section 8.7 and Landlord consents to a proposed assignment or sublease and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred eighty (180) days after the giving of such consent, then Tenant shall again be required to comply with the provisions of this Article (as if Tenant had not requested such consent) before assigning this Lease or subletting all or any part of the Premises.

8.14                           In respect of every permitted sublease (except a Landlord’s Sublease):

(a)                                  no sublease shall be for a term ending later than the day before the Expiration Date,

(b)                                 no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord,

(c)                                  each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease and execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset which had accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent or additional rent, (iv) obligated to make any payment to or on behalf of such subtenant or to perform any repairs or other work in the subleased space or the Building beyond Landlord’s obligations under this Lease, or (v) required to account for any security deposit other than any actually delivered to Landlord,

(d)                                 the rental and other terms and conditions of each sublease shall be substantially the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 8.7 (except that the rental may deviate by up to 5%), and

(e)                                  Tenant shall not publicly advertise the rental rate or any description thereof to be paid by the proposed subtenant or assignee.

8.15                           If Landlord does not exercise an option provided to it under Section 8.7 and Landlord gives its consent to any assignment of this Lease (other than an assignment pursuant to Section 8.2 hereof) or to any sublease (other than to a Tenant’s Affiliate), Tenant shall in consideration therefor pay to Landlord:

(a)                                  in the case of an assignment, an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee or any other person for or in connection with such assignment (including sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax return, but excluding the obligations assumed by the assignee to pay all rent and other sums and charges due under this Lease from and after the effective date of such assignment), less reasonable expenses incurred by Tenant for legal expenses, brokerage and fix-up in connection with such assignment,

(b)                                 in the case of a sublease, an amount equal to 50% of all rents, additional charges or other consideration payable to Tenant, plus any sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furnishings or other personal property, less the then net unamortized or undepreciated cost thereof determined on a straight line basis over the term of the Lease to the extent that the sum thereof is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder), less reasonable expenses incurred by Tenant for legal expenses, brokerage and fix-up in connection with such sublease. The deduction for the net unamortized or undepreciated cost of Tenant’s fixtures, etc. and sublessee’s expenses shall be made in equal monthly installments over the term of the sublease. The sums payable under this subsection shall be paid to Landlord as and when paid by the subtenant or any other person to Tenant. For the purpose of this subsection 8.15(b), the determination of amounts due Landlord in connection with a sublease shall be made in respect of each sublease on an individual basis.

8.16                           If Tenant at any time requests Landlord to sublet the Premises for Tenant’s account, Landlord is authorized to receive keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of and from any liability for loss or damage to any Tenant’s Property in connection with such subletting, provided Landlord exercises reasonable care to prevent damage to Tenant’s Property.

8.17                           Landlord shall, at Tenant’s request and expense execute and deliver to a Major Subtenant (as defined herein), a nondisturbance and attornment agreement; provided, that (I) Tenant is not then in default under this Lease after notice and beyond applicable grace period, (II) the sublease with the Major Subtenant is a Qualifying Major Sublease (as defined herein), (III) Tenant has furnished evidence to Landlord’s reasonable satisfaction that the subtenant is a Major Subtenant and will continue to be a Major Subtenant after execution and delivery of the sublease and (IV) such Major Subtenant executes and delivers to Landlord the subordination and nondisturbance agreement reasonably satisfactory to Landlord and consistent with this Section 8.17. A “Qualifying Major Sublease” shall mean a sublease from Tenant to a Major Subtenant to which Landlord shall have actually given its consent (not including where Landlord’s consent is not required) and which (A) consists of a full floor or multiple full floors in the Building, (B) provides that, at the time when the attornment provided for in the non-disturbance and attornment agreement hereinafter referred to becomes effective between Landlord and the Major Subtenant following the termination of this Lease, the rental payable thereunder, after taking into account any free rent periods, credits, offsets or deductions to which the subtenant may be entitled thereunder, will be equal to or in excess (on a per rentable square foot basis) of the greater of (ww) the Fixed Rent and the recurring Additional Charges payable by Tenant under this Lease with respect to such space and (xx) rent provided for in the Qualifying Major Sublease, and (C) provides for other obligations of the Major Subtenant at least substantially identical to the obligations of Tenant under this Lease. A “Major Subtenant” shall mean a subtenant with an aggregate tangible net worth which is reasonably satisfactory to Landlord. Notwithstanding anything to the contrary set forth in this clause, any non-disturbance and attornment agreement delivered by Landlord pursuant to this clause shall, pursuant to this Lease, be conditional and by its terms expressly contain the condition such that, in the event of any termination of this Lease (x) other than by reason of (1) Tenant’s default, (2) a rejection in bankruptcy by Tenant or (3) a voluntary surrender of this Lease by Landlord and Tenant, but (y) including a termination of this Lease by reason of casualty or condemnation, hereof, then any non-disturbance and attornment agreement to a Major Subtenant shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date.

ARTICLE 9

COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS

9.1                                 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any Legal Requirements or Insurance Requirements in respect of the Premises or the use or occupancy thereof. Tenant shall, at Tenant’s expense, comply with all Legal Requirements and Insurance Requirements relating to the Premises or the use or occupancy thereof, except that Tenant shall not be required to comply with any Legal Requirement or Insurance Requirement requiring structural alteration of the Premises unless the necessity therefor results from (a) Alterations, (b) Tenant’s specific manner of use of the Premises (as opposed to general office use), (c) the specific manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, (d) any cause or condition created by or at the instance of Tenant, or (e) the breach of any of Tenant’s obligations under this Lease. Tenant shall pay all the costs, expenses, fines, penalties and damages imposed upon Landlord or any Superior Lessors or Superior Mortgagees by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section. However, Tenant need not comply with any Legal Requirement so long as Tenant is contesting the validity thereof or the applicability thereof to the Premises in accordance with Section 9.2. Landlord shall comply with or cause compliance with all Legal Requirements and Insurance Requirements affecting the Building and all other Legal Requirements and Insurance Requirements affecting the Premises but may similarly defer compliance so long as Landlord is contesting the validity or applicability thereof. If any public authority or insurance body requires or recommends any additional sprinkler heads or changes to the sprinkler system in or serving the Premises, Tenant shall, at its expense, promptly make and supply such additional sprinkler heads or changes, except that if prior to the date hereof a violation has been issued against the Premises with respect to the sprinkler heads or sprinkler system in the Premises, Landlord at its expense will be responsible for curing such violation.

9.2                                 Tenant, at its expense, after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith the validity or applicability to the Premises of any Legal Requirements provided that (a) neither Landlord nor any Superior Lessor or Superior Mortgagee is subject to criminal penalty or to prosecution for a crime, and neither the Building nor any part thereof is subject to being condemned or vacated, by reason of noncompliance or otherwise by reason of such contest, (b) before the commencement of such contest, Tenant furnishes to Landlord either (i) a completion bond of a corporate surety licensed to do business in the State of New York and reasonably satisfactory to Landlord, which bond shall be, as to its provisions and form, reasonably satisfactory to Landlord, in an amount at least equal to 110% of the cost of such compliance (as estimated by a reputable and experienced contractor selected by Tenant and reasonably satisfactory to Landlord), or (ii) other security in place of such bond reasonably satisfactory to Landlord, and (c) such noncompliance or contest does not constitute or result in any violation of any Superior Lease or Superior Mortgage (or if any Superior Lease and/or Superior Mortgage permits such noncompliance or contest only if Landlord takes some specified action or furnishes security, such action is taken and/or such security is furnished at the expense of Tenant). Tenant shall keep Landlord advised as to the status of such proceedings and Tenant shall indemnify Landlord against liability in connection with such contest or noncompliance.

Without limiting the application of the above, Landlord, any Superior Lessor and any Superior Mortgagee shall be deemed subject to prosecution for a crime if Landlord or any Superior Lessor or Superior Mortgagee, or any managing agent for the Building, or any officer, director, partner, shareholder or employee of Landlord or of any managing agent for the Building or of any Superior Lessor or Superior Mortgagee, is charged with a crime of any kind or degree, whether by service of a summons or otherwise.

ARTICLE 10

INSURANCE

10.1                           Tenant shall not violate or permit the violation of any Insurance Requirements and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord or any Superior Lessor or Superior Mortgagee to liability or responsibility for bodily injury or death or property damage, or which would increase any insurance rate in respect of insurance maintained by Landlord over the rate which would otherwise then be in effect, or which would result in an insurance company refusing to insure all or any part of the Property or any contents thereof in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance maintained by Landlord.

10.2                           If, by reason of (a) any failure of Tenant to comply with the provisions of Section 9.1 or Section 10.1, (b) Tenant’s use of the Premises, or (c) any cause or condition created by or at the instance of Tenant, including, without limitation, the making of or failure to make any Alterations or repairs, the premiums on any insurance maintained by Landlord shall be higher than they otherwise would be, Landlord shall give Tenant notice of such occurrence, and Tenant shall reimburse

Landlord on demand for that part of such premiums attributable to such failure on the part of Tenant. A schedule or “make up” of rates for any insurance maintained by Landlord issued by the New York Fire Insurance Rating Organization or other similar body making rates shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to such insurance.

10.3                           Tenant, at its expense, shall maintain Commercial General Liability insurance, including but not limited to a contractual liability endorsement, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any Superior Lessors and Superior Mortgagees whose names and addresses were furnished to Tenant, as additional insureds, with limits of not less than $10,000,000 per occurrence and $10,000,000 annual aggregate Bodily Injury and Property Damage liability. The limits of such insurance shall not limit the liability of Tenant hereunder. Tenant shall deliver to Landlord and all additional insureds certificates of insurance evidencing all coverages issued by the insurance company or its authorized agent prior to the Commencement Date. All such policies shall include 30 days written notice of cancellation or material change. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof. Tenant shall deliver to Landlord and all additional insureds certificates of insurance at least 30 days prior to the expiration of said policies. All such policies shall be issued by a licensed insurance companies with an A.M. Best’s (or its successor) rating of A-VIII or better or the then equivalent of such rating. Tenant is hereby advised that as of the date hereof the Superior Lessor and the Superior Mortgagee are as provided in Section 6.2 hereof.

10.4                           Tenant shall maintain in full force and effect a policy of All Risk Property covering the Tenant’s furniture, fixtures, improvements and betterments in an amount not less than 100% of the total cost of all Tenant’s property. All such policies shall be issued by a licensed insurance company with an A.M. Best’s rating of A-VIII or better or the then equivalent of such rating. A certificate of insurance evidencing coverage shall be issued to Landlord prior to the Commencement date and Tenant shall deliver to Landlord and all additional insureds certificates of insurance at least 30 days prior to the expiration of said policies.

10.5                           Each party shall have included in each of its All Risk Property insurance policies (insuring the Building and Landlord’s property therein in the case of Landlord, and insuring Tenant’s Property in the case of Tenant) a waiver of the insurer’s right of subrogation against the other party or, if such waiver is unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a loss covered by the policy before the loss, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission is not, or ceases to be, obtainable from either party’s then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain same from another insurance company, without thereby incurring any liability or expense not expressly provided for in this Lease. If such waiver, agreement or permission is obtainable only by payment of an additional charge, the insured party shall so notify the other party promptly after learning thereof, and the insured party shall not be required to obtain said waiver, agreement or permission unless the other party pays the additional charge therefor. Each party hereby releases the other in respect of any claim which it might otherwise have against the other for loss, damage or destruction of or to its property to the extent to which it is insured under a policy containing a waiver of subrogation or express agreement that such policy shall not be invalidated or permission to release liability, as provided above in this Section. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of or to its property, the other party is liable to the first party in respect thereof or is obligated under this Lease to make replacement, repair, restoration or payment, then, provided the first party’s right of full recovery under its insurance policy is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this Section shall be deemed to (i) relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or (ii) nullify any abatement or reduction of rents provided for elsewhere in this Lease.

10.6                           Landlord may from time to time, but not more frequently than once every year, require that the amount of Commercial General Liability insurance to be maintained by Tenant under Section 10.3 be reasonably increased to an amount not in excess of the amount then customarily required by owners of comparable first class office buildings in Manhattan to be maintained by tenants of space similar in size, location and construction to the Premises.

10.7                           The insurance required to be carried by Tenant pursuant to the provisions of this Article 10 may, at Tenant’s option, be effected by blanket and/or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant or any Tenant’s Affiliate, provided such policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, including, without limitation, the specified coverage for all insureds required to be named as insureds hereunder, without possibility of reduction or coinsurance by reason of, or because of damage to, any other properties named therein.

10.8                           Landlord shall, throughout the term, maintain in effect, such insurance with respect to the Building and Landlord’s property against loss due to fire and such other casualties, and such comprehensive general liability insurance, as are required by the Master Lease.

ARTICLE 11

RULES AND REGULATIONS

11.1                           Tenant shall and shall cause its subtenants and licensees, and its and their respective directors, officers, partners, employees, agents, contractors and invitees, to observe and comply with the rules and regulations attached hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times makes and notifies Tenant of which in Landlord’s reasonable judgment are necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building. Such rules and regulations as changed from time to time are herein called the “Rules and Regulations.” In case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

11.2                           The Rules and Regulations shall be uniformly applied and enforced against the tenants of the Building other than Landlord-Related Occupants.

ARTICLE 12

ALTERATIONS

12.1                           Tenant may from time to time, at its expense, make such alterations (“Alterations”) to the Premises as Tenant reasonably considers necessary for the conduct of its business in the Premises, provided and upon condition that: (a) the Alterations are non-structural and the structural integrity of the Building is not affected, (b) the Alterations are to the interior of the Premises, no part of the Building outside of the Premises is affected, and the outside appearance of the Building is not affected, (c) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building is not adversely affected, and (d) no change in the Certificate of Occupancy for the Building will result from the Alterations or be required as a result thereof. Before proceeding with any Alteration (other than painting and other strictly decorative work), Tenant shall submit to Landlord for Landlord’s approval (which shall not be unreasonably withheld or delayed) a description of such Alteration and if such Alteration will cost more than $200,000 or require the issuance of a building permit Tenant shall also supply scaled and dimensioned plans and specifications for the work to be done prepared by a registered architect or licensed professional engineer, and Tenant shall not proceed with such work until it obtains such approval. Tenant shall pay to Landlord on demand the reasonable out-of-pocket costs and expenses of any outside architect or engineer hired by Landlord for the purpose of (i) reviewing said plans and specifications and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements including the fees or cost of any architect, engineer or draftsman for such purposes. Before proceeding with any Alteration that will cost more than $200,000 (exclusive of the cost of decorating work and items constituting Tenant’s Property), as estimated, at Tenant’s expense, by a reputable and experienced contractor reasonably satisfactory to Landlord, Tenant shall obtain and deliver to Landlord either, at Landlord’s option, (x) a performance bond and a labor and materials payment bond reasonably satisfactory to Landlord issued by a corporate surety licensed to do business in the State of New York and reasonably satisfactory to Landlord, each in an amount equal to 125% of such estimated cost and in form reasonably satisfactory to Landlord, or (y) such other security as shall be reasonably satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of making Alterations. Any review or approval by Landlord of any plans or specifications in respect of any Alterations is solely for Landlord’s benefit and without any representation or warranty to Tenant as to the adequacy, correctness or efficiency thereof or as to the compliance of such plans and specifications with Legal Requirements or Insurance Requirements.

12.2                           Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Landlord, upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any Alteration approved by Landlord, if such approval is required hereunder, (including requesting the Superior Lessor so to join in) and shall otherwise cooperate with Tenant in connection therewith, and Tenant shall pay any out-of-pocket expenses incurred by Landlord in connection therewith. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord, such approval not to be unreasonably withheld or delayed unless such Alteration affects the base building system, in which case Tenant must use the Building designated contractors. Alterations shall be performed in such a manner as not to violate union contracts affecting the Property, or to create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant of the Building. In addition, Alterations shall be performed in such a manner as not to otherwise unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair, operation or cleaning of the Building, and if any such additional expense is incurred by Landlord as a result of Tenant’s performance of Alterations, Tenant shall pay such additional expense to Landlord on demand. Throughout the performance of Alterations, Tenant shall carry, or cause its contractors to carry, workers’ compensation insurance in statutory limits, “Builder’s Risk” insurance reasonably satisfactory to Landlord, and comprehensive general liability insurance, with completed operations endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessors and

Superior Mortgagees whose names and addresses were furnished to Tenant shall be named as additional insureds, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect before the commencement of Alterations and, on request, at reasonable intervals during the continuance of Alterations. If any Alterations involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant’s Property, such fixtures, equipment or other property shall be promptly replaced at Tenant’s expense with new fixtures, equipment or other property of like utility and at least equal value. Upon completion of any Alterations (other than mere decorations) Tenant shall deliver to Landlord scaled and dimensioned reproducible mylars of “as-built” plans for such Alteration and a copy on a diskette format.

12.3                           Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant which are issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Tenant shall indemnify Landlord against liability in connection with any and all mechanics’ and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant, including security interests in any materials, fixtures or articles so installed in the Premises. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after the Tenant receives notice of the filing thereof.

ARTICLE 13

LANDLORD’S AND TENANT’S PROPERTY;
REMOVAL AT END OF TERM

13.1                           All fixtures, equipment, improvements and appurtenances, including utility lines and equipment, attached to or built into the Premises before or after the Commencement Date, whether by or at the expense of Landlord or Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant except as provided in Section 13.2.

13.2                           All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are, or were, installed in the Premises by Tenant, or any predecessor in interest thereto, without expense to Landlord and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant, or any predecessor in interest thereto, and located in the Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided that if any Tenant’s Property is installed or removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof, other than repainting and purely decorative repairs. At or before the Expiration Date, or within 15 days after an earlier termination date, Tenant, at its expense, shall remove from the Premises all Tenant’s Property, and Tenant shall repair any damage to the Premises and the Building resulting from any installation and/or removal of Tenant’s Property. Any other items of Tenant’s Property which remain in the Premises after the Expiration Date, or after 15 days following an earlier termination, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord without accountability in such manner as Landlord shall determine at Tenant’s expense.

13.3                           At the time of Landlord’s approval of Tenant’s plans and specifications for any Alterations, Landlord may include in its approval a requirement that any Alterations which are of a structural nature and/or are of a type not normally found in Manhattan general business offices shall, at Landlord’s option, be removed from the Premises by the Tenant at the end of the Term. If Landlord notifies Tenant at any time prior to or not more than 45 days after the Expiration Date or date or sooner termination of this Lease that any such Alterations are to be removed, Tenant shall remove such Alterations not later than such Expiration Date or date of sooner termination unless such request is made after such Expiration Date or date of sooner termination (or is made prior to such Expiration Date or date of sooner termination and the Tenant acting with reasonable promptness is not able to so remove the same prior to the Expiration Date or date of sooner termination), in which event the same shall be so removed by the Tenant with reasonable promptness after the receipt of such request. The cost and expense of any such removal (including removal by Landlord upon Tenant’s failure to do so as provided herein) and the cost of repairing any damage to the Premises or the Building arising from such removal, shall be paid by the Tenant upon demand.

ARTICLE 14

REPAIRS AND MAINTENANCE

14.1                           Tenant shall, at its expense, take good care of the Premises, the fixtures and appurtenances therein and any Tenant’s Property. Tenant shall be responsible for and shall promptly make all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Premises and the Building the need for which arises out of (a) the performance by Landlord or others or existence of any Work or installations in and to the Premises to prepare the Premises for occupancy by Tenant, or any predecessor in interest thereto, Alterations or other work by Tenant, (b) the installation, use or operation of Tenant’s Property, (c) the moving of Tenant’s Property in or out of the Premises or the Building, or (d) the act, omission, misuse or neglect of or by Tenant or any subtenant or licensee, or their respective employees, agents, contractors or invitees. Tenant, at its expense, shall promptly repair or replace all scratched, damaged or broken doors and glass in and about the Premises and shall, subject to the terms of this Lease, be responsible for all repairs, painting, maintenance and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all fixtures and equipment therein. Any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems shall be performed only by contractors approved by Landlord. Notwithstanding the foregoing, Tenant shall not be required to make any repairs or replacements necessitated by, or repair any damage caused by the negligence or willful misconduct of Landlord and/or Landlord’s servants, contractors, employees or representatives.

14.2                           Landlord shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or to the Building and the systems servicing the Building as a whole (including the Premises) and including the mechanical, electrical, heating, ventilating, air conditioning, elevator, plumbing, sanitary, life-safety and other service systems of the Building providing Building-wide services and the public portions of the Building, both exterior and interior) in conformity with standards applicable to first-class office buildings in Manhattan, City, State and County of New York of comparable age and quality, except for those repairs for which Tenant or any other tenant is responsible.

14.3                           Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s obligations under this Lease be reduced or abated in any manner, by reason of any inconvenience, annoyance, interruption or injury to Tenant’s business arising from Landlord’s making any repairs or changes which Landlord is required or permitted to make. In making any such repairs or changes, Landlord shall use reasonable efforts to limit the duration of any such interruptions.

ARTICLE 15

ELECTRIC ENERGY

15.1                           (a)                                  Landlord, at Landlord’s expense, shall furnish electrical energy in the Premises for Tenant’s reasonable use of normal office equipment and such lighting, electrical appliances, general office computers, fax machines, photocopiers and other machines and equipment as are reasonably incidental thereto, or as Landlord shall otherwise permit to be installed in the Premises, through the feeders, wiring installations and facilities heretofore installed in the Building and, to the extent not previously installed, shall install at Landlord’s cost and expense at least one (1) submeter on each floor of the Premises to measure Tenant’s consumption of electrical energy. Tenant shall pay to Landlord, as Additional Charges hereunder, on demand made from time to time but no more frequently than monthly, for its use of electrical energy in the Premises as evidenced by the aforesaid submeter(s), based upon both consumption and demand factors, at the seasonally adjusted rate then payable by Landlord to the utility company providing service to the Building (net of any energy rebates or energy cost savings received by Landlord with respect to the Building), plus an amount equal to three percent (3%) thereof to reimburse Landlord for its overhead, administration, and supervision in connection therewith. For purposes of this Article, the rate to be paid by Tenant shall include any taxes, energy charges, demand charges, fuel adjustment charges, rate adjustment charges, or other charges actually imposed in connection therewith. If any tax is imposed upon Landlord’s receipts from the sale or resale of electrical energy to Tenant by any federal, state, city or local authority, the pro-rata share of such tax allocable to the electrical energy service received by Tenant shall be passed onto and paid by Tenant as Additional Charges if and to the extent permitted by law. Upon request, Landlord shall make available to Tenant a copy of its bill from the Utility Company and any other documentation reasonably requested by Tenant in order to confirm the charges billed to Tenant pursuant to this Section. Notwithstanding any provision herein to the contrary, Landlord will only provide sufficient electricity to the Concourse Space for lighting.

(b)                                 Landlord’s failure during the term of this Lease to prepare and deliver any statements or bills under this Article or Landlord’s failure to make a demand under this Article or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect, any amount of Additional Charges which may have become due pursuant to this Article during the term of this Lease. Tenant’s liability for any amounts due under this Article shall continue unabated during the remainder of the term of this Lease and shall survive the expiration or sooner termination of this Lease, provided, that Tenant shall not be responsible for payment of any of Additional Charges payable under this Article that are not billed to Tenant within one (1) year after the expiration of the calendar year in which such costs were incurred.

(c)                                  In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance (which consent will not be unreasonably withheld or delayed) and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances; provided, however, that Tenant shall not be required to advise Landlord of any de minimis alterations or additions, such as the installation of additional personal computers, lamps and other ordinary office equipment of low energy usage, unless, if taken in the aggregate, such alterations and additions are no longer de minimis.

(d)                                 Landlord may, at its option, upon not less than ninety (90) days’ prior written notice to the Tenant (or such longer time as may be required to make arrangements with the electric utility for direct service provided Tenant exercises its best efforts to complete said arrangements as soon as possible), discontinue the furnishing of electric current to the Premises or any part thereof and, in such event, the Tenant shall contract for the supplying of such electric current thereto with the public service company supplying electric current to the neighborhood and the Landlord shall supply its suitable and safely cable risers, conduits and feeders to serve the Premises available, for the purpose of supplying such electric current. Landlord agrees that it will not discontinue the furnishing of electric current to the Premises in the manner provided herein unless required to do so by a Legal Requirement, or in connection with a program to convert all or substantially all of the office space in the Building not occupied by Landlord or Landlord Affiliates to an alternate form of electrical supply.

(e)                                  Except as may be otherwise provided in this Lease, the Tenant shall, at its own expense, purchase and install all lamps, starters and ballasts (including replacements thereof) used in the lighting fixtures in the Premises.

15.2                           In the event that Tenant shall require electric current for use in the Premises in excess of such reasonable quantity to be furnished as provided in this Lease and if, in the Landlord’s reasonable judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, Landlord, upon written request of the Tenant, will proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable Legal Requirements and Insurance Requirements and shall not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, and the

Tenant agrees to pay all direct costs and expenses incurred by the Landlord in connection with such installation and to maintain on deposit with the Landlord such security for the payment by the Tenant of all such costs and expenses as the Landlord shall from time to time reasonably request.

15.3                           Landlord shall not be liable or responsible to Tenant for any loss, damage or expense that Tenant sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Tenant’s requirements unless due to the negligence or willful misconduct of Landlord, its agents, employees or contractors.

ARTICLE 16

HEAT, VENTILATION AND AIR CONDITIONING

16.1                           Landlord shall, subject to energy conservation requirements of governmental authorities, supply during Business Hours of Business Days heat, air conditioning (including such cooling during the period from April 15 to October 15 (the “AC Season”), as is comparable to other first-class office buildings in Manhattan) and ventilation to all portions of the Premises, if any, which are served by the Building’s air conditioning and ventilation systems, but the electric current consumed in furnishing air conditioning and ventilation to such portions of the Premises shall be paid for by the Tenant in the manner provided in Article 15 hereof. Landlord will, subject to energy conservation requirements or governmental authorities, provide such heating, air conditioning and ventilation to meet substantially the same specifications with respect to air temperature and air volume as has been provided to Tenant during calendar years to 2002 and 2003. Landlord will promptly furnish to Tenant a schedule of such specifications. Notwithstanding the foregoing, Landlord will not be required to provide heating, ventilation or air conditioning during non-Business Hours, on non-Business Days or during the non-AC Season unless Tenant pays the charges as otherwise provided herein. Tenant agrees to lower and close the venetian blinds on all windows of the Premises facing the sun whenever said air conditioning system is in operation and Tenant will at all times abide with all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said air conditioning system. Landlord will, when and to the extent reasonably requested by Tenant, furnish additional heat, air conditioning and ventilation services and Tenant will pay to the Landlord its building standard charge therefor (which charges will, if applicable, be pro rated as reasonably determined by Landlord among all tenants requesting such service), a schedule of such charges in effect on the date hereof being attached hereto as Exhibit E. No representation is made by Landlord with respect to the adequacy or fitness of such air conditioning or ventilation to maintain temperatures as may be required for, or because of, the operation of any computer, data processing or other equipment of Tenant, and where air conditioning or ventilation is required for any such purpose, Landlord assumes no responsibility, and shall have no liability, for any loss or damage, however sustained, in connection therewith.

16.2                           The performance by Landlord of its obligations under Section 16.1 is conditioned upon Tenant’s connected load not exceeding five watts per rentable square foot of the Premises (which Landlord represents is available at the Premises) and upon the occupancy of the Premises not exceeding one individual per 125 square feet of rentable area in the Premises. Landlord covenants and agrees that in the event Tenant on the date hereof has and is utilizing more than five watts per rentable square foot,

Landlord will not reduce such excess capability without first obtaining Tenant’s consent thereto, which consent will not be unreasonably withheld or delayed. Use of the Premises or any part thereof in a manner exceeding the heating, ventilating and/or air-conditioning design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the heating, ventilating and/or air conditioning in the Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the heating, ventilating and/or air-conditioning systems servicing the Premises in order to provide comfortable occupancy. Such changes shall be made at Tenant’s expense as Alterations in accordance with the provisions of Article 12, but only to the extent permitted and upon the conditions set forth in that Article. In furtherance thereof, if Tenant installs a supplemental cooling system to service the Premises, said system shall be installed and maintained at the sole cost and expense of Tenant and Tenant shall pay to Landlord, as Additional Charges, a per ton hook-up fee and an annual per ton charge for condenser water at Landlord’s building standard charges therefor.

ARTICLE 17

OTHER SERVICES, SERVICE INTERRUPTION
AND BUILDING DIRECTORY

17.1                           Landlord shall furnish adequate hot and cold water to the Premises for drinking, lavatory and normal cleaning purposes. If Tenant uses water for any other purpose, Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of cold water and/or hot water for such other purpose. Tenant shall reimburse Landlord on demand for the cost of cold water and hot water shown on such meters, which cost will also include any sewer rents or charges imposed thereon.

17.2                           Landlord shall cause the common area and sidewalks of the Building to be kept reasonably clean and free from snow and ice, and shall cause the Premises, including the exterior and interior of the exterior windows, to be cleaned in a manner standard to the Building pursuant to the specifications attached hereto as Exhibit F. Landlord shall not be required to clean (x) any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations or private lavatories or toilets or (y) the Concourse Space. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Premises required because of (i) the act, omission, misuse or neglect of the Premises or any portion thereof Tenant or any subtenant or licensee, or their respective employees, agents, contractors or invitees, (ii) use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than required in normal office areas, (iii) unusual quantity of interior glass partitions or unusual quantity of interior glass surfaces, and (iv) special materials or finishes (other than carpet) installed by Tenant, any predecessor in interest thereto, or its subtenants, (b) collection and removal from the Premises and the Building of any refuse or rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy.

17.3                           Landlord shall provide passenger elevator service to the Premises during Business Hours, and Landlord shall have at least one passenger elevator subject to call at all other times. It Tenant requires freight elevator service at any times, or more than one passenger elevator at any time other than during Business Hours, Landlord shall furnish such service upon not less than one Business Day’s advance notice from Tenant, and Tenant shall pay to Landlord on demand Landlord’s then established building-wide charges therfor, a schedule of such charges in effect on the date hereof being attached hereto as Exhibit E. The use of the elevators shall be subject to the Rules and Regulations. It is understood and agreed that Landlord may remove elevators from service for upgrading and/or repairs, but that unless required to do so by conditions beyond the Landlord’s reasonable control, no more than two (2) elevators in the elevator bank now servicing Tenants will be removed from service at any particular time. Subject to the Rules and Regulations, Tenant may have access to the Building at all times.

17.4                           Landlord shall have the right, without affecting Tenant’s obligations under this Lease, to temporarily stop or interrupt or reduce service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator, sprinkler, water or other Building systems, or to temporarily stop or interrupt or reduce any other services required or Landlord under this Lease (whether or not specified in Article 16 or in this Article), whenever and for so long as may be necessary, by reason of (a) Force Majeure Events or (b) the making of repairs, additions, changes or replacements which Landlord is required or permitted to make or in good faith deems necessary.

17.5                           Landlord will, at the written request of Tenant, maintain listings on the Building directory, if any, of the names of Tenant and any other person, firm or corporation in occupancy of the Premises or any part thereof as permitted hereunder, and the names of any officers or employees of any of the foregoing, provided that the names so listed shall not use more than Tenant’s Operating Percentage of the space in the Building directory system. If Landlord maintains a concierge desk and/or a pass/I.D. card entry system in the Building lobby, Tenant will be incorporated into any such system.

17.6                           Tenant, provided it complies with the other provisions of the Lease with respect to an Alteration, may install an electronic key card lock system on the entrances to the Premises provided that Landlord is provided, at no charge, with a sufficient number of access cards or keys to allow Building personnel to access the Premises in accordance with the terms of this Lease.

17.7                           Landlord at its cost will maintain the central Class E System in the Building lobby required by the applicable Legal Requirements. Tenant will be responsible for the Class E System in the Premises and for the connection to the central Class E System in the Building lobby.

17.8                           Landlord will 24 hours a day 7 days a week maintain an attendant in the lobby of the Building. Landlord will maintain the present card key access system located in the lobby of the Building. During Non-Business Hours and on Non-Business Days Landlord may limit access to the Building to only one of the entrances on the West 51st or West 52nd Street. Landlord will maintain and monitor the existing closed circuit television system that monitors public area at the Building. Landlord at its election may replace or upgrade any of the foregoing security systems, but Landlord will not be required to make such upgrades. If Tenant requests that Landlord provide additional security and Tenant agrees to pay the reasonable cost therefore, Landlord shall provide such additional security.

ARTICLE 18

ACCESS, NOTICE OF OCCURENCES, WINDOWS,
NAME OF BUILDING AND NO DEDICATION

18.1                           Except for the space below the hung ceiling and above the floor and bounded by the interior surfaces of the walls, windows and doors bounding the

Premises, all of the Building, including exterior Building walls, core corridor walls and doors and any core corridor entrances, any terraces or roofs adjacent to the Premises and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Landlord shall have the right, at any time, without affecting any of Tenant’s obligations under this Lease, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises (provided that any such pipes, ducts or conduits are either located within walls or placed adjacent to walls and appropriately furred), and to make such changes, alterations, additions and improvements in or to the Building and common areas as Landlord deems necessary or desirable.

18.2                           Landlord and its agents shall have the right to enter and/or pass through and/or be on the Premises at any time or times to examine the Premises and to show it to actual or prospective Superior Lessors or Superior Mortgages or prospective purchasers of the Building or prospective tenants during the six months of the term hereof or during the 30-day period during which Landlord is considering to terminate the Lease or enter into a Landlord Sublease as provided in Article 8 hereof or at any time with respect to the 12th floor if Landlord is considering to exercise its options pursuant to Article 38 hereof. Landlord, its agents and contractors (including cleaning contractors), and their respective employees, (a) shall have the right to enter and/or pass through and/or be on the Premises to clean the Premises and to make such repairs, alterations and improvements in or to the Building as Landlord is required or desires to make (except that access for Landlord’s cleaning contractor and its employees to clean the Premises on Business Days shall be only from 5:00 p.m. to 8:00 a.m.) and (b) shall have the right to use, without charge therfor, all light, power, and water in the Premises while cleaning or making repairs or alterations in the Premises. Landlord shall have the right to take all materials into and on the Premises that may be required in connection therewith and such acts shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant’s obligations under this Lease. If during the last thirty (30) days of the Term, Tenant has removed all or substantially all Tenant’s Property from the Premises, Landlord may, without notice to Tenant, immediately enter the Premises and alter, renovate and decorate the Premises, and such acts shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant’s obligations under this lease.

18.3                           If at any time any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or are permanently darkened or obstructed due to Legal Requirements or Insurance Requirements, or if any part of the Building other than the Premises is temporarily or permanently closed or inoperable, any such occurrence shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant’s obligations under this Lease.

18.4                           Landlord may adopt any name for the Building, and Landlord shall have the right to change the name and/or address of the Building at any time and from time to time. Notwithstanding the foregoing, the Building shall not be named for a Tenant Competitor (as defined herein) for as long as no Event of Default has occurred and is continuing. Tenant continues to rent and occupy at least 80,000 square feet in the

Premises and Tenant maintains either its headquarters or principal offices of its music business in the Premises. The term “Tenant Competitor” shall mean a company whose primary business is the music industry and Tenant’s principal business continues to be in the music industry.

18.5                           Landlord and its agents shall have the right to permit access to the Premises at any time, whether or not Tenant shall be present, (a) by any receiver, trustee, sheriff, marshal, or other public official entitled to, or purporting to be entitled to, such access (i) for the purpose of taking possession of or removing any property of Tenant or of any other occupant of the Premises, or (ii) for any other lawful purpose, or (b) by any representative of the fire, police, building, sanitation or other department of instrumentality of any borough, city, state, or federal government. Nothing contained in, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Premises.

18.6                           Tenant shall give prompt notice to Landlord of any of the following of which Tenant becomes aware: (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances therof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building’s sanitary, electrical, sprinkler, heating, ventilation, air conditioning, plumbing, elevator or other systems in or passing through the Premises.

18.7                           If an excavation is made upon land adjacent to or under the Building, or is authorized to be made, Tenant shall afford to the person causing or authorized to cause such work as said person deems necessary or desirable to preserve and protect the Building from injury or damage and to support same by proper foundations, and same shall not be deemed an actual or constructive eviction and shall have no effect on Tenant’s obligations under this Lease.

18.8                           Prior to any entry by Landlord into the Premises (other than routine cleaning, and except emergency situations), Landlord shall use reasonable efforts to give reasonable advance notice thereof to Tenant (which may be by telephone, email, or fax), and Tenant shall have the right to have a representative accompany Landlord’s personnel during the course of any such entry. If Tenant is not present when for any reason entry into the Premises is necessary or permissible, Landlord or Landlord’s agents may enter same by a master key, or may forcibly enter same, without rendering Landlord or such agents liable therefore (if during such entry Landlord or such agents accord reasonable care to Tenant’s Property), and such entry shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant’s obligations under this Lease.

18.9                           In exercising its rights under this Article 18, Landlord shall use reasonable efforts under the circumstances to avoid undue disruption of Tenant’s business. However, Landlord shall not be required to do work in and about the Premises during non-Business Hours in other Class A office buildings in Midtown Manhattan.

ARTICLE 19

NON-LIABILITY AND INDEMNIFICATION

19.1                           Neither Landlord nor any Superior Lessor or Superior Mortgagee shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person,

or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of willful misconduct of Landlord, its agents, contractors, employees or the Superior Lessor or Superior Mortgagee, in the operation or maintenance of the Premises or the Building. Neither Landlord nor any Superior Lessor or Superior Mortgagee shall be liable (a) for any damage caused by other tenants or persons in, on or about the Building, or (b) even if resulting from negligence or willful misconduct, for consequential damages of Tenant or any subtenant or licensee or Tenant.

19.2                           Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the property in the event of any claim against Landlord or any partner, director, officer, agent or employee of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises, and the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of Premises, shall be limited to such estate and property of Landlord. No other properties or assets of Landlord or any partner, director, officer, agent or employee or Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises, and if Tenant acquires a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord’s attorneys.

19.3                           Tenant shall indemnify Landlord against liability in connection with (a) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created (other than by Landlord, Superior Landlord or Superior Mortgagee) in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant is given access to the Premises, including, without limitations, the performance of any Alterations by or on behalf of Tenant, (b) any act, omission or negligence of Tenant or any subtenant or licensee or their respective employees, agents contactors, or invitees, (c) any accident, injury or damage, (unless caused solely by the negligence or willful misconduct of Landlord, Superior Landlord or Superior Mortgagee) occurring in, at or upon the Premises, (d) the failure of Tenant or any subtenant or licensee or their respective employees, agents, contractors, or invitees to comply with those Legal Requirements and Insurance Requirements which are to be complied with by Tenant pursuant to the terms of this Lease, or (e) any other breach of default by Tenant under this Lease.

19.4                           Landlord shall indemnify Tenant against liability in connection with (a) Landlord’s operation or management of the Building (other than the Premises), or any work or thing done, or any condition created, by Landlord in or about the Building during the Term, (b) any act, omission or negligence of Landlord or its employees, agents, contractors or invitees, (c) the failure of Landlord or its employees, agents, contractors or invitees to comply with those Legal Requirements and Insurance Requirements which are to be complied with by Landlord pursuant to the terms of this Lease, or (d) any other breach or default by Landlord under this Lease.

19.5                           If any claim, action or proceeding is made or brought against a party indemnified under Section 19.3 or 19.4 hereof (“Indemnitee”), then upon demand by Indemnitee, the indemnifying party (“Indemnitor”), at Indemnitor’s sole cost and expense, shall resist or defend such claim, action or proceeding in Indemnitee’s name, if necessary, by the attorneys for Indemnitor’s insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as Indemnitee shall approve, which approval shall not be unreasonably withheld or delayed, and Indemnitee shall cooperate, at no cost to itself unless reimbursed by Indemnitor, with Indemnitor’s counsel or such insurance carrier, in the defense of such claim. Indemnitee shall not enter into any settlement of any such claim without the prior written consent of Indemnitor, such consent not to be unreasonably withheld. Indemnitee shall notify Indemnitor promptly of any claim, action or proceeding made or brought against Indemnitee as to which indemnification may be sought hereunder. If Indemnitee shall fail to timely notify Indemnitor of a claim and, as a result of such failure, Indemnitor’s insurance coverage is prejudiced, or Indemnitor is otherwise materially prejudiced in the defense of such claim, Indemnitor shall be released from its obligation to indemnify Indemnitee, but only to the extent of such prejudice.

ARTICLE 20

DAMAGE OR DESTRUCTION

20.1                           If the Building is partially or totally damaged or destroyed by fire or other casualty (and this Lease is not terminated as provided in this Article), Landlord shall, at Landlord’s cost and expense, repair the damage and restore and rebuild the Building (except for Tenant’s Property) with reasonable diligence after notice to it of the damage or destruction.

20.2                           If all or part of the Premises is damaged or destroyed or rendered completely or partially untenantable by fire or other casualty, Fixed Rent and any Additional Charges payable under Article 4 and Article 5 shall be reduced in the proportion that the untenantable area of the Premises bears to the total rentable square feet of the Premises for the period from the date of the damage or destruction to (a) the date the damage to the Premises is substantially repaired and possession thereof is tendered to Tenant or (b) if the Building and not the Premises is so damaged or destroyed, the date on which the Premises is made tenantable; provided, however, should Tenant reoccupy a portion of the Premises during the period in which repair work is taking place and prior to the date the Premises is substantially repaired or made tenantable, Fixed Rent and any Additional Charges payable under Article 4 and Article 5 allocable to such reoccupied portion, based upon the proportion which area of the reoccupied portion of the Premises bears to the total rentable square feet of the Premises, shall be payable by Tenant from the date of such occupancy.

20.3                           If the Premises is materially (i.e., 50% or more) damaged or destroyed by fire or other casualty, or if the Building is so damaged or destroyed by fire or other casualty (whether or not the Premises is damaged or destroyed) that its repair or restoration requires the expenditure (as reasonably estimated by a reputable contractor or architect designated by Landlord) of more than 40% of the full insurable value of the Building immediately prior to the fire or other casualty (each a “Substantial Casualty”), then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the fire or other casualty and Fixed Rent and any Additional Charges payable under Article 4 and Article 5 shall be prorated and adjusted as of the date of such damage or destruction.

20.4                           If a Substantial Casualty shall occur and Landlord shall not elect to terminate this Lease under Section 20.3 hereof, Landlord shall send a notice to Tenant within ninety (90) days thereafter setting forth Landlord’s estimate of the length of time necessary to restore the Premises to a tenantable condition. If Landlord’s estimate exceeds eighteen (18) months from the date of the Substantial Casualty, then Tenant may elect to terminate this Lease upon written notice to Landlord within fifteen (15) days after receipt of Landlord’s notice. If Tenant does not elect to terminate this Lease, and the restoration of the Premises is not substantially completed within such 18-month period, then Tenant shall have the right to terminate this Lease upon notice to Landlord effective as of the sixtieth day following Tenant’s termination notice, provided the restoration has not been substantially completed by such sixtieth day.

20.5                           Tenant shall not be entitled to terminate this Lease except as set forth in Section 20.4, and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. Landlord shall use reasonable efforts to make such repair or restoration in such manner as not unreasonably to interfere with Tenant’s use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work at times other than during Business Hours, except for work of a type which is customarily done during non-Business Hours in other Class A office buildings in midtown Manhattan.

20.6                           Landlord will not carry insurance of any kind on Tenant’s Property and shall not be obligated to repair any damage to or replace Tenant’s Property.

20.7                           The provisions of this Article shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case and are hereby waived by the parties hereto.

ARTICLE 21

EMINENT DOMAIN

21.1                           Except as otherwise provided in Section 21.5, if all or substantially all of the Building or the Premises is taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting of title on such taking (“Date of Taking”), and Fixed Rent and any Additional charges payable under Article 4 and Article 5 shall be prorated and adjusted as of such date.

21.2                           Except as otherwise provided in Section 21.5, if any material part (but less than all or substantially all) of the Building or the Land is so taken, this Lease shall be unaffected by such taking, except that (a) Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the Date of Taking, and (b) if 25% or more of the Premises is so taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of Taking. This Lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination. Upon such partial taking and this Lease continuing in force as to any part of the Premises, Fixed Rent and Tenant’s Tax Percentage and Tenant’s Operating Percentage shall be equitably adjusted according to the rentable area remaining.

21.3                           Except as otherwise provided in Section 21.5, Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease or otherwise and Tenant shall receive no part of such award. Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to all such awards or payments. The foregoing, however, shall not preclude Tenant from recovering a separate award for Tenant’s moving expenses and Tenant’s Property if such award does not reduce and is not payable out of the award for the Property.

21.4                           Except as otherwise provided in Section 21.5, in the event of any taking of less than the whole of the Building and/or Land which does not result in termination of this Lease, Landlord, whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building (other than Tenant’s Property) to substantially their former condition to the extent that same is feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute the Building complete and tenantable.

21.5                           If the temporary use or occupancy of all or any part of the Premises is taken by condemnation or in any other manner for any public or quasi-public use or purpose for a duration of one year or less, this Lease and the Term shall remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations under this Lease (except to the extent prevented from so doing by reason of such taking). In such event Tenant shall be entitled to claim, prove and receive the entire award for such taking unless the period of temporary use or occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to claim, prove and receive that portion of the award attributable to the restoration of the Premises and the balance of such award shall be apportioned between Landlord and Tenant as of the Expiration Date. If such temporary use or occupancy terminates prior to the Expiration Date, Tenant, at its own expense, shall restore the Premises as nearly as possible to its condition prior to the taking.

ARTICLE 22

SURRENDER AND HOLDING OVER

22.1                           On the Expiration Date or on any earlier termination of this Lease or on any reentry by Landlord on the Premises, Tenant shall quit and surrender the Premises to Landlord “broom clean” and in good order, condition and repair, except for ordinary wear and tear, damage or destruction by fire and other casualty and such other damage as Landlord is required to repair or restore under this Lease, and Tenant shall remove all Tenant’s Property therefrom except as otherwise expressly provided in this Lease. No act or thing done by Landlord or its agents or employees shall be deemed an acceptance of a surrender of this Lease or the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

22.2                           If Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a Tenant from month to month, subject to all of the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy, but at a monthly rental equal to 150% of the monthly Fixed Rent last payable by Tenant hereunder, plus all Additional Charges payable hereunder. In addition, Tenant will indemnify, and hold Landlord harmless from all loss, damage or expense that Landlord may suffer or incur (including, without limitation, losses resulting from Landlord’s inability to give possession of the Premises to another tenant or to any owner in fee of the Property or any Superior Landlord) resulting from such holding over by Tenant. Nothing contained in this Section shall (i) imply any right of Tenant to remain in the Premises after the termination of this Lease without the execution of a new lease, (ii) imply any obligation of Landlord to grant a new lease or (iii) be construed to limit any right or remedy that Landlord has against Tenant as a holdover tenant or trespasser.

22.3                           Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the terms and conditions of this Lease.

ARTICLE 23

DEFAULT

23.1                           This Lease is subject to the limitations that whenever Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under the U.S. Bankruptcy Code or any successor thereto or any state law dealing with relief of debtors (collectively the “Insolvency Laws”), or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any Insolvency Laws, or whenever a petition is filed by or against Tenant under the reorganization provisions of any Insolvency Laws, or whenever a petition is filed by Tenant under the arrangement provisions of any Insolvency Laws, or whenever a receiver of Tenant or of or for the property of Tenant is appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to terminate this Lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this Lease, whether or not the Term had commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 25.

23.2                           This Lease is subject to the further limitations that:

(a)                                  if Tenant defaults in the payment of any Fixed Rent or Additional Charges and such default continues for ten (10) days after notice thereof from Landlord to Tenant, or

(b)                                 if Tenant, whether by action or inaction, is in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or

Additional Charges) and such default continues and is not remedied within thirty (30) days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which with due diligence cannot be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not (i) subject Landlord or any Superior Lessor or Superior Mortgagee to prosecution for a crime (as more particularly described in Section 9.2) or (ii) result in a default under any Superior Lease or any Superior Mortgage, if Tenant does not, (x) within said 30-day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (y) duly commence within said 30-day period and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (z) complete such remedy within a reasonable time after the date of said notice from Landlord, or

(c)                                  if any event occurs or any contingency arises whereby this Lease, by operation of law or otherwise, devolves upon or passes to any person other than Tenant, except as expressly permitted by Article 8, or

(d)                                 if Tenant vacates and abandons the Premises without properly securing the same,

then in any of said cases Landlord may give to Tenant a notice of intention to terminate this Lease at the expiration of ten (10) days from the date of the service of such notice of intention, and upon the expiration of said ten-day period this Lease, whether or not the Term had commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 25.

ARTICLE 24

RE-ENTRY BY LANDLORD

24.1                           If Tenant defaults in the payment of any Fixed Rent or Additional Charges and such default continues for ten (10) days after notice thereof from Landlord to Tenant, or if this Lease terminates as provided in Article 23, Landlord or Landlord’s agents may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable for indictment, prosecution or damages therefor, and may repossess same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word “re-enter” as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord Fixed Rent and Additional Charges payable to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 25.

24.2                           In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall have the right of injunction to enjoin such breach or threatened breach. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and such party may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

24.3                           If this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 25 or pursuant to law.

ARTICLE 25

DAMAGES

25.1                           If this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of Article 24, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)                                  a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of Fixed Rent and Additional Charges which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were payable for the twelve-month period, or if less than twelve (12) months have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date that would have been the Expiration Date if this Lease had not so terminated or if Landlord had not so re-entered the Premises, over (ii) the aggregate rental value of the Premises for the same period, both discounted to their present value at the rate of 4% per annum, or

(b)                                 sums equal to the Fixed Rent and Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor (as provided in this Lease) following such termination or such re-entry until the date that would have been the Expiration Date if this Lease had not so terminated or if Landlord had not so re-entered the Premises, provided however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new Tenants, brokers’ commissions, reasonable attorneys’ fees and disbursements, and all other expenses, it being understood that any such reletting may be for a period shorter or longer than what would have been the unexpired portion of the Term if this Lease had not so terminated or if Landlord had not so re-entered the Premises, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the

Premises or any part thereof is relet in combination with other space, then proper apportionment on a per square foot basis shall be made of the rent received from such reletting and of the expenses of reletting. If the Premises or any part thereof is relet by Landlord for what would have been the unexpired portion of the Term if this Lease had not so terminated, or if Landlord had not so re-entered the Premises, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent set forth in any lease(s) in connection with such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall have the right to relet the Premises or any part thereof at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, shall determine. Landlord shall not be liable in any way for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof is relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease.

25.2                           Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if this Lease had not so terminated or had Landlord not so re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default of Tenant hereunder. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount is greater than, equal to, or less than any of the sums referred to in Section 25.1.

25.3                           In addition, if this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of Article 24, Tenant agrees that:

(a)                                  the Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord on the Expiration Date,

(b)                                 Tenant shall have performed prior to any such termination or re-entry any obligation of Tenant contained in this Lease for the making of any Alteration or for restoring or rebuilding the Premises or the Building, or any part thereof, and

(c)                                  for the breach of any obligation of Tenant set forth above in this Section, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay as and for liquidated damages therefor the cost of performing such obligation (as estimated by an independent contractor selected by Landlord).

ARTICLE 26

WAIVERS

26.1                           Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease.

26.2                           If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

26.3                           To the maximum extent permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy in respect thereof.

26.4                           Tenant shall not interpose any counterclaim in any summary proceeding commenced by Landlord to recover possession of the Premises (other than mandatory counterclaims) and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person.

26.5                           The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations contained in this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations contained in this Lease or of the right to exercise such election, but same shall continue and remain in full force and effect in respect of any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation contained in this Lease shall not be deemed a waiver of such breach.

ARTICLE 27

CURING TENANT’S DEFAULTS AND
COSTS OF ENFORCEMENT

27.1                           If Tenant defaults in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform same for the account and at the expense of Tenant, without notice in case of emergency, and in any other case only if such default continues after the expiration of thirty (30) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature, including reasonable attorneys’ fees and disbursements, involved in collecting or endeavoring or endeavoring to enforce any rights against Tenant, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the Expiration Date or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Section at the Lease Interest Rate, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and such amounts shall be due and payable in accordance with the terms of such bills.

ARTICLE 28

BROKER

28.1                           Tenant represents and warrants that no broker procured this Lease and that Tenant had no conversations or negotiations with any broker concerning the leasing of the Premises. Tenant shall indemnify Landlord against liability in connection with a breach of Tenant’s representation and warranty in this Section and in connection with any claim for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker. Landlord represents and warrants that no broker procured this Lease. Landlord shall indemnify Tenant against liability in connection with a breach of Landlord’s representation and warranty in this Section and in connection with any claim for a brokerage commission arising out of any conversations or negotiations had by Landlord with any broker.

ARTICLE 29

NOTICES

29.1                           Any notice, consent, approval or other communication required or permitted to be given by either party to the other or to any Superior Lessor or Superior Mortgagee (collectively, “Notices” and individually, “Notice”) must be in writing and, except as otherwise provided in the succeeding Sections, shall be deemed to have been properly given only if sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, addressed to Landlord or Tenant as the receiving party at its address set forth at the head of this Lease (Attention: Director of Real Estate Services in the case of Notices to Landlord), and addressed to any Superior Lessor or Superior Mortgagee to it at the last address of which Landlord or Tenant (whichever may be giving the Notice) was notified.

A Notice shall be deemed to have been given on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address for Notices intended for it. At any time that Tenant consists of more than one person, a Notice of Tenant shall be effective if given to any one of said persons.

29.2                           Notwithstanding the provisions contained in Section 29.1, any Notice from Landlord to Tenant of a default by Tenant hereunder may be given by hand delivery, with a concurrent copy of such Notice sent to Tenant by mail as provided in Section 29.1; such Notice of default given in that manner will be deemed given when hand delivered.

29.3                           Notwithstanding the provisions contained in Section 29.1, (a) Notices from Tenant to Landlord requesting after-hours or special services pursuant to Article 16 or Article 17 shall be given by hand delivery to the Building manager or any other person in the Building designated by Landlord to receive such Notices, and (b) any Notice may be given by telefax or hand delivery either in case of an emergency or in case United States certified and registered mail are both not then operating. Such Notices will be deemed given on the date so sent by telefax or hand delivery.

29.4                           Landlord shall have the right to assume that any Notice from Tenant signed by any person purporting to be an officer of Tenant if Tenant is a corporation, member of Tenant if Tenant is a limited liability company or a partner in Tenant if Tenant is a partnership is duly authorized and approved by and binding on Tenant, and Tenant shall be bound by such Notice whether or not the person signing the Notice was actually authorized and approved by Tenant.

ARTICLE 30

ESTOPPEL CERTIFICATES AND
MEMORANDUM OF LEASE

30.1                           Each party shall, at any time and from time to time, as requested by the other party, execute and deliver to the other party within ten (10) days after receipt of such request a statement (a) certifying that this Lease is unmodified and in full force and effect (or if modified, that same is in full force and effect as modified and stating the modifications), (b) certifying the dates to which Fixed Rent and Additional Charges have been paid, (c) stating whether or not, to the best knowledge of the signing party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signing party has knowledge, and (d) stating whether or not, to the best knowledge of the signing party, any condition or event exists which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such condition or event. Any statement delivered pursuant to this Section shall be deemed a representation and warranty that may be relied upon by the party requesting the statement and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as any prospective Superior Mortgagee or Superior Lessor may require or as Landlord may reasonably request.

30.2                           Tenant shall not record this Lease nor any short form or memorandum of lease, nor any amendment or modification of this Lease.

ARTICLE 31

FORCE MAJEURE

31.1                           The obligations of Tenant or Landlord under this Lease (other than the obligation to pay Fixed Rent and Additional Charges) shall not be affected, impaired or excused and neither party shall have any liability to the other (regardless of whether such party is required to proceed with reasonable diligence or to use reasonable efforts), because such party is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of any of the following (“Force Majeure Events”): fire or other casualty; acts of God; war; riot or other civil disturbance; accident; emergency; strike or other labor trouble; governmental preemption of priorities or other controls in connection with a national or other public emergency; difficulty in securing proper amounts of or failure or defect in the supply or quality of fuel, gas, steam, water, electricity, supplies or labor; or any other event preventing or delaying Landlord from fulfilling any obligation, whether similar or dissimilar, beyond such party’s reasonable control.

ARTICLE 32

CONSENTS

32.1                           If Tenant requests Landlord’s consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent. Tenant’s sole remedy for Landlord’s refusal to give the requested consent shall be an action for specific performance or injunction. Furthermore, Tenant shall be entitled to seek specific performance an injunction only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

ARTICLE 33

RENT CONTROL

33.1                           If any Fixed Rent or Additional Charges shall become uncollectible, reduced or required to be refunded because of any Legal Requirements,

Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord requests and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, whether during the Term or after the Expiration Date, (a) Fixed Rent and Additional Charges shall be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and Additional Charges that would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the rent and additional rent actually paid by Tenant during the period such legal rent restriction was in effect.

ARTICLE 34

MISCELLANEOUS

34.1                           Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements except to the extent that they are expressly set forth in this Lease. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties and which are entered into after full investigation.

34.2                           No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

34.3                           Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section shall not be construed as modifying the conditions of limitation contained in Article 23. No provision in this Lease shall be construed for the benefit of any third party except as expressly provided herein.

34.4                           Submission by Landlord of this Lease or other documents pertaining to the subject matter hereof for review and/or execution by Tenant shall not confer any rights or impose any obligations on either party unless and until both Landlord and Tenant execute this Lease and duplicate originals thereof are delivered to the respective parties.

34.5                           Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstance, for any reason and to any extent, is invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each obligation of Tenant under this Lease shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

34.6                           All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

34.7                           This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof.

34.8                           If Landlord (i) fails for any reason to provide heat, water, elevator, electric and/or other services required to be furnished by Landlord under this Lease, or (ii) fails to complete repairs or other necessary work required to be performed by Landlord pursuant to this Lease, (and such failure shall not have been caused by a casualty, condemnation, force majeure, the negligence or default of Tenant, or any subtenant or occupant of the Premises or portion thereof (other than a Recapture Subtenant), or any agents or employees of the foregoing) and, in either such case, such failure substantially and materially interferes with Tenant’s use of all or any portion of the Premises thereby requiring, as would be determined by using commercially reasonable standards, Tenant to discontinue such use for more than five (5) consecutive business days (an “Interruption”), and such failure shall not have been caused by the negligence or default of Tenant, or any subtenant or occupant of the Premises or portion thereof, (other than a Recapture Subtenant), or any agents or employees of the foregoing, then and in that event, following written notice to Landlord thereof, the Fixed Annual Rent and Additional Charges hereunder allocable to such portion or portions of the Premises shall abate (pro rata according to the duration of the interference and the proportion of the total usable floor area of the disruption.

34.9                           Tenant presently has data closets located on the 9th floor and concourse of the Building (the “Data Closets”). Provided that this Lease is in full force and effect, Tenant during the term of this Lease may access the Data Closets or any Replacement Data Closet (as defined herein) on reasonable advance notice to Landlord. Tenant with respect to the Data Closets shall comply with all other terms of this Lease. Landlord, at its cost, may relocate (a “Replacement Data Closet”) the Data Closets or a Replacement Data Closet to other locations in the Building provided such Replacement Data Closet is of substantially equal quality and size as the one it is replacing, Landlord will not disconnect the Data Closets or a Replacement Data Closets until the Replacement Data Closets have been completed.

ARTICLE 35

SIGNAGE

35.1                           Subject to the provisions of Section 35.2, Tenant shall have the right to place signs (“Upper Bank Sign”) containing Tenant’s name, or, subject to the reasonable consent of Landlord, any Affiliate of Tenant which is in occupancy of a material portion of the Premises, on the interior Building wall adjacent to the upper bank elevator lobby; provided, that such signage shall be installed only in the locations on such wall reasonably acceptable to Landlord, shall meet the design criteria then in effect for the Building and does not exceed 12 by 36 inches. Tenant may place signage in 14.12466% of the shadow boxes in the Building lobby, containing Tenant’s name or subject to the reasonable consent of Landlord any Affiliate of Tenant which is in occupancy of a material portion of the Premises, provided that Landlord may reasonably designate the shadow boxes, and the signage will meet the design criteria then in effect for the Building. All such signage shall be installed, maintained and repaired by Landlord at Tenant’s reasonable expense. During such periods that Tenant has installed an Upper Bank Sign, Landlord agrees that it will not allow any other tenant of the building to place in the same vicinity of the Upper Bank Sign a sign that is equal to or larger than Tenant’s unless such tenant is in occupancy in the Building of 100,000 or more square feet.

35.2                           The provisions of Section 35.1 shall be null and void and of no further force and effect, and Landlord shall have the right to remove any signage theretofore installed pursuant to Section 35.1, at the cost of Tenant, (i) during any period that Tenant together with its Affiliates in the Premises shall be in occupancy (x) of less than 20,000 rentable square feet in the Building or (y) between 20,000 and 80,000 square feet and the Premises is not the principal executive offices of Warner Music Group Inc. (which right to install such sign as provided in Section 35.1 shall be reinstated when and if such occupancy requirement is satisfied) or (ii) if the Term shall expire or terminate.

35.3                           If a tenant has a sign (the “Large Tenant Sign”) in the upper bank elevator lobby and such tenant is in occupancy of more than 100,000 square feet in the Building, then provided that (i) this Lease is still in full force and effect, and (ii) Tenant still continues to occupy at least 50,000 square feet and the Building is the worldwide headquarters for Warner Music Group Inc., then as long as Tenant continues to meet conditions (i) and (ii); Tenant at its election, can maintain a sign in the upper bank elevator lobby that is proportional to the Large Tenant Sign. This signage right is in lieu of the Upper Bank Sign. This can be illustrated by the following example: If a Large Tenant Sign is 1,000 square inches and such tenant is in occupancy of 160,000 square feet and Tenant is in occupancy of 80,000 square feet, then Tenant if it elects may maintain a sign of 500 square inches in the upper bank elevator lobby.

ARTICLE 36

[INTENTIONALLY OMITTED.]

ARTICLE 37

ADDITIONAL SPACE

37.1                           Landlord agrees, subject to the terms of this Article 37, to deliver to Tenant and Tenant agrees to accept and lease on or after May 1, 2004 the entire rentable portion of the 32nd floor and the 33rd floor (collectively, the “Additional Floors” and individually an “Additional Floor”).

37.2                           Landlord shall not be required to perform any work to the Additional Floors except that it shall deliver such to Tenant in vacant and broom clean condition. In the event Tenant is in default hereunder or this Lease is no longer in full force and effect, then Landlord at its option will not be required to deliver the Additional Floors. Landlord may deliver the Additional Floors on separate dates.

37.3                           If Landlord fails to deliver either or both of the Additional Floors the term of this Lease shall not be extended nor will Tenant have a right to cancel this Lease. Tenant’s sole remedy will be if an Additional Floor has not been delivered to Tenant by May 1, 2005 (as such date may be extended due to a Force Majeure Event or for any delay caused by Tenant) is to deliver a notice to Landlord that Tenant is electing to cancel its obligation to accept delivery of such Additional Floor. If Landlord fails to deliver such Additional Floor within 30 days after Tenant delivers such notice, then Tenant’s obligation to accept and Landlord’s obligation to deliver such Additional Floor shall be terminated. This Section shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

37.4                           Promptly after the delivery of each Additional Floor, Landlord and Tenant shall execute a confirmatory instrument acknowledging the modification of the pertinent terms of this Lease, including, without limitation, modifying the Rentable Square Footage of the Premises, Tenant’s Tax Percentage and the Wage Rate Multiple as a result of Landlord’s delivery of the Additional Floor. Exhibit H designates Rentable Square Footage, Tenant’s Tax Percentage and Wage Rate Multiple for each of the Additional Floors pursuant to this Article.

ARTICLE 38

LANDLORD RELOCATION OPTION

38.1                           Landlord may, at its option, on only one occasion, elect by notice to Tenant to substitute for all or part of the 12th Floor of the Premises other office space in the Building (the “Substitute Space”) provided that such Substitute Space is on a higher floor in the Building. Landlord will identify in a notice the portion of the Premises it has elected to recapture (the “Recapture Space”) and the Substitute Space. To exercise the foregoing right Landlord, at its sole cost and expense, must relocate Tenant’s installations from the Recapture Space to the Substitute Space. The Substitute Space shall contain at least 100% of the useable square foot area of the Recapture Space. Landlord’s notice shall be accompanied by a plan of the Substitute Space, such notice or the plan shall set forth the usable square feet of the Substitute Space and the anticipated date of relocation.

38.2                           Tenant shall vacate and surrender the Recapture Space and occupy the Substitute Space promptly (and, in any event, no later than five (5) days) after notice that Landlord has substantially completed (including telephone and data lines, to the extent existing in the Recapture Space) the work to be performed by Landlord in the Substitute Space pursuant to this Article, provided that, in either case, the work shall have been substantially completed on the date Landlord’s notice states such substantial completion has occurred. In any such event, from and after the earlier of the date on which Tenant vacates and surrenders the Recapture Space or the date which is 5 days after notice that Landlord has substantially completed the work to be performed by Landlord in the Substitute Space pursuant to this Section, this Lease shall no longer apply to the Recapture Space, except with respect to obligations which accrued on or prior to such surrender date, and shall apply to the Substitute Space, and otherwise Tenant shall pay the same Fixed Rent and Additional Charges with respect to the Substitute Space as was payable with respect to the Recapture Space.

38.3                           Landlord shall have no liability to Tenant with respect to such Substitute Space other than Landlord shall (a) promptly reimburse Tenant for Tenant’s reasonable out-of-pocket expenses (taking into account the nature of the move) of moving from the Recapture Space to the Substitute Space and (b) at Landlord’s sole expense, prepare the Substitute Space in substantially the same manner as the Recapture Space including any Alterations made to such space but taking into account the condition of the Recapture Space on the date Landlord gives such notice to Tenant that it seeks to relocate Tenant.

38.4                           Tenant shall cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Article and the prompt surrender by Tenant of the Recapture Space and to relocate to the Substitute Space. Without limiting the generality of the preceding sentence, Tenant shall provide to Landlord promptly any approvals or instructions and any plans and specifications or any other information reasonably requested by Landlord. Landlord shall have the right to remove any floor covering, wall covering, cabinet work, decoration and any Tenant’s property, to the Substitute Space.

ARTICLE 39

SUPERIOR LEASE

39.1                           Landlord represents and warrants that (i) the Superior Lease currently in effect is that certain Indenture of Lease dated March 11, 1993 originally between 75 Plaza/West 51st Associates and Time Warner Inc. (the “Master Lease”), (ii) the Master Lease is in full force and effect, (iii) Landlord has furnished to Tenant a full and complete copy of the Master Lease and all modifications and amendments thereto, (iv) Landlord has not heretofore assigned, mortgaged, pledged, encumbered or otherwise transferred any interest in the Master Lease or sublet the Premises, which sublease is still in effect, (v) the basic term of the Master Lease (exclusive of any extensions or renewals of the term thereof) expires after the Expiration Date, (vi) Landlord received no notice from the Superior Lessor of default by Landlord which remains uncured, and (vii) no consent of the Superior Lessor under the Master Lease is required in connection with the execution and delivery of this Lease.

39.2                           Landlord agrees to use its good faith efforts (short of litigation or arbitration or payment of any sum of money not required to be paid pursuant to the Master Lease) to obtain from the Superior Lessor any required approvals or consents reasonably requested by Tenant, and Landlord shall forward to the Superior Lessor without delay any requests as Tenant may submit for approval and/or consent from the Superior Lessor to which the Landlord has consented.

39.3                           Landlord covenants and agrees that (except for those matters which arise and Tenant’s default hereunder) it shall not, by any act or omission, do or permit to be done anything that would cause the Master Lease to be amended (which amendment adversely affects Tenant’s interest under this Lease), cancelled, terminated (except as a result of a casualty or condemnation) or forfeited, shall pay when due to the Superior Lessor all rent and additional rent that is payable pursuant to the terms of the Master Lease and shall perform all the other terms, covenants and conditions contained in the Master Lease (including, without limitation, the maintenance of the insurance on the Building required thereunder), subject to the obligation of Tenant to observe and perform the terms, covenants and conditions of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Landlord:

HISTORIC TW INC.

By:	/s/ Philip R. Pitruzzello
Name: Philip R. Pitruzzello
Title: Vice President

Tenant:

WARNER MUSIC GROUP INC.

By:	/s/ Janice Cannon
Name: Janice Cannon
Title: Assistant Secretary

Tenant’s Federal Tax Identification Number:

13 - 356 5869

EXHIBIT A

FLOOR PLANS OF PREMISES

EXHIBIT B

LAND

All that real property situated in the Borough of Manhattan, City, County and State of New York, more particularly described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of West 51st Street, distant three hundred feet westerly along the same from the corner formed by the intersection of the said northerly side of West 51st Street with the westerly side of Fifth Avenue; running thence westerly along the northerly side of West 51st Street, one hundred feet; running thence northerly parallel with the westerly side of Fifth Avenue, one hundred feet five inches to the center line of the block between West 51st Street and West 52nd Street; running thence westerly along said center line of the block, seventy-four feet; running thence northerly and again parallel with the westerly side of Fifth Avenue, one hundred feet-five inches to the southerly side of West 52nd Street; running thence easterly along the southerly side of West 52nd Street, two hundred seventy-four feet; running thence easterly along the southerly side of West 52nd Street, two hundred seventy-four feet; running thence southerly again parallel with the westerly side of Fifth Avenue, one hundred feet five inches to the center line of the block aforementioned; running thence westerly along said center line of the block, one hundred feet; running thence southerly and again parallel with the westerly side of Fifth Avenue, one hundred feet five inches to the northerly side of West 51st Street, at the point or place of BEGINNING.

TOGETHER with easements of light, air and view set forth in an agreement dated August 29, 1945, recorded in the Office of the Register of the City of New York, New York County on February 8, 1946 in Liber 4409 of Conveyances at page 518, and in an agreement dated July 17, 1945 recorded in said Register’s Office on April 10, 1946 in Liber 4424 of Conveyances at page 206, subject to the terms of said agreements and all other easements, licenses, privileges, rights and appurtenances related thereto.

TOGETHER with all easements, licenses and privileges hereafter granted to Landlord to use the tunnel connecting the land and the building to the Rockefeller Center concourse, subject to the terms of said easements, licenses and privileges.

EXHIBIT C

[Intentionally omitted.]

EXHIBIT D

RULES AND REGULATIONS

A.1.                          The rights of each tenant in the common areas of the Building are limited to ingress to and egress from such tenant’s premises for the tenant and its employees, subtenants, licensees and invitees, and no tenant shall use, or permit the use of, the common areas for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the common areas by any other tenants. Fire exits and fire tower stairways are for emergency use only, and they shall not be used for any other purpose by any tenant or any subtenant or licensee of such tenant, or their respective employees, agents, contractors or invitees. No tenant shall obstruct, or permit the obstruction of any of the common areas. Landlord reserves the right to control and operate the common areas and the other public facilities, as well as any other facilities furnished for the common use of the tenants, in such manner as Landlord in its reasonable judgment deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of any tenant’s premises.

A.2.                          Landlord may refuse admission to the Building outside of Business Hours to any person not known to the watchman or other person in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered. Landlord may require all persons admitted to or leaving the Building to provide appropriate identification, in which case Landlord shall supply identification cards and be reimbursed by the tenant for its identification cards at Landlord’s cost plus 5%. Each tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Each tenant shall promptly notify Landlord of any lost identification cards and will reimburse Landlord at cost plus 5% for replacement of identification cards. Landlord shall have the right but shall not be obligated to require all persons entering the Building to sign a register, to be announced to the tenant such person is visiting, and/or to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, Landlord may exclude such persons from the Building) and Landlord shall have the right but shall not be obligated to require persons leaving the Building to sign a register or to surrender the pass given to such person. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During the continuance of any Force Majeure Events, Landlord may prevent all access to the Building by closing the doors or otherwise if and to the extent required for the safety of the tenants and protection of property in the Building. Landlord may institute, revise and discontinue such security measures, systems and requirements as Landlord deems appropriate.

A.3.                          No tenant shall obtain or accept for use in its premises drinking water, food, beverage, towel, barbering, bootblacking, floor polishing, cleaning or other services from any persons prohibited by Landlord from furnishing such services. Such

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services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

A.4.                          The cost of repairing any damage to the common areas or to any other public facilities or to any equipment or other facilities used in common with other tenants, or to any adjoining building or property, or to any other parts of the Building or to any equipment or facilities therein, caused by a tenant, subtenant or licensee of such tenant or their respective employees, agents, contractors or invitees, shall be paid by such tenant.

A.5.                          No awnings or other projections shall be attached to the outside of the Building. No curtains, blinds, shades or screens which are different from the standards adopted from time to time by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant without the prior consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord. Lighting which is visible from the outside of the Building shall be in accordance with the standards adopted from time to time by Landlord for the Building.

A.6.                          No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior consent of Landlord. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

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A.7.                          The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other common areas shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral heating or air conditioning enclosures, if any.

A.8.                          No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building or of any tenant’s premises or placed in the common areas.

A.9.                          No noise which in the judgment of Landlord might disturb other tenants in the Building shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant in the Building.

A.10.                    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof, except where keys therefor are given to Landlord. Additional keys for a tenant’s premises and toilet rooms located outside the tenant’s premises shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its lease, turn over to Landlord all keys to the Building and any facilities therein, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof. Notwithstanding the foregoing, a tenant may, subject to obtaining Landlord’s prior consent, install a security system in its premises which uses master codes or cards instead of keys, provided that such tenant provides Landlord with the

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master code or card for such system. No tenant shall lend or furnish to any public messenger the keys to any toilet rooms.

A.11.                    All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time are appropriate. No persons shall be employed to move safes or other heavy objects unless reasonably acceptable to Landlord and, if so required by law, unless such persons hold a Master Rigger’s license. Arrangements must be made by each tenant with Landlord for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this Rule, including a reasonable charge for overhead and profit, and the cost of overtime or extra work for Landlord’s or Landlord’s agent’s employees, shall be paid by the tenant to Landlord, on demand.

A.12.                    Landlord reserves the right to inspect all objects to be brought into the Building and to exclude from the Building all objects which violate any of these Rules and Regulations or this Lease. Landlord shall have the right but shall not be obligated to require any person leaving the Building with any package or other object to submit a pass, listing such package or object, from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the

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provisions of this Rule or of Rule 2 hereof. Landlord shall have the right but shall not be obligated to institute a package acceptance system whereby all packages intended for tenants of the Building are delivered to a central location designated by Landlord and are thereafter called for by tenants or redistributed by Landlord’s employees, as Landlord may elect.

A.13.                    No tenant shall occupy or permit any portion of its premises to be occupied for (a) the possession, storage, manufacture or sale of liquor, narcotics or tobacco in any form, (b) gambling activities, (c) the conduct of obscene, pornographic or similar disreputable activities, (d) public assembly purposes, (e) lodging or sleeping, or (f) any immoral or illegal purpose.

A.14.                    Landlord shall have the right to prohibit any tenant’s advertising or identifying sign which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building or its desirability, and upon notice from Landlord such tenant shall refrain from and discontinue such advertising or identifying sign.

A.l5.                       No tenant shall place a load upon any floor that exceeds the floor load per square foot that such floor was designed to carry. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If in the judgment of Landlord the concentrated weight of any heavy object should be distributed, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

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A.16.                    No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior consent which consent shall not be unreasonably withheld, and in no case (even where same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

A.17.                    The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord or its managing agent shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

A.18.                    Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent same.

A.19.                    No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s lease.

A.20.                    Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building, or the use or

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enjoyment by any other tenant of its premises, nor shall any tenant install any ventilating, air-conditioning, electrical or other equipment of any kind which in the reasonable judgment of Landlord might cause any such impairment or interference.

A.21.                    No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. Nothing shall be swept or thrown into the common areas or into or on any heating or ventilating vents or registers or plumbing apparatus in the Building, or on adjoining buildings or land or the street. Any cuspidors or containers or receptacles used as such or for garbage or similar refuse in the premises of any tenant shall be emptied, cared for and cleaned by and at the expense of such tenant.

A.22.                    All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

A.23.                    Hand trucks not equipped with rubber tires, side guards and such other safeguards as Landlord may require shall not be used within the Building. No hand trucks shall be used in passenger elevators.

A.24.                    All windows in each tenant’s premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to

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cool or ventilate the tenant’s premises. If Landlord elects to install any energy saving film on the windows of the Building or to install energy saving windows in place of the present windows, each tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and shall permit Landlord to have access to the tenant’s premises at reasonable times during Business Hours to perform such work.

A.25.                    Each tenant at its own expense shall cause all portions of its premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever evidence of any infestation is discovered. No tenant shall permit any person to enter its premises or the Building for the purpose of providing such extermination services other than persons first approved by Landlord, such approval not to be unreasonably withheld.

A.26.                    No tenant, subtenant or licensee, or any contractor, employee, agent or invitee of any tenant, subtenant or licensee shall at any time bring into or keep upon any premises or the Building any inflammable, combustible, explosive, hazardous, toxic or otherwise dangerous fluid, chemical or substance other than customary office cleaning products.

A.27.                    No tenant shall mark, paint, drill into, or in any way deface, any part of its premises or the Building. No boring, cutting or stringing of wires or instruments shall be permitted except with the prior consent of, and as directed by, Landlord. No telephone, cable or other wires shall be installed by any tenant except in a manner reasonably approved by Landlord. No tenant shall lay linoleum, or other similar

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floor covering so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining,of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expresslyprohibited.

A.28.                    No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into or kept in or about the premises of any tenant.

A.29.                    All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials’ fire-retardant characteristics shall be submitted to Landlord, and such materials shall be installed in a manner approved by Landlord.

A.30.                    Whenever any tenant submits to Landlord any plan, agreement or other document for the consent or approval of Landlord, such tenant shall pay to Landlord, on demand, a processing fee in the amount of the reasonable fees for the review thereof, including the services of any architect, engineer or attorney employed by Landlord to review such plan, agreement or documents.

A.31.                    Landlord reserves the right to rescind, alter, waive or add any rule or regulation at any time when, in Landlord’s judgment, Landlord deems it necessary, desirable or proper for the best interest of the Building or for the best interest of the tenants generally. No alteration, rescission, waiver or addition of any rule or regulation in favor of one tenant shall operate as an alteration, rescission, waiver or addition in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the Rules and Regulations.

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EXHIBIT E

CURRENT OVERTIME CHARGES

Overtime Air Conditioning		$110.00 per hour per floor
Overtime Heating		$45.00 per hour per floor

Engineer:	Straight Time	$49.24 per hour
	Overtime	$62.40 per hour

*Porter:	Straight Time	$26.90 per hour (one hour minimum)
	Overtime	$34.93 per hour

*Security Guard:
	Straight Time	$26.90 per hour (one hour minimum)
	Overtime	$34.93 per hour

*Service Elevator Overtime		$99.43 per hour (includes elevator operator and security)

Keys		$3.00 each

* There is a 4-hour minimum charge for Saturdays, Sundays and Holidays.

Charges are subject to change from time to time in a manner generally reflective of changes in Landlord’s costs in providing the services in question.

EXHIBIT F

CLEANING SPECIFICATIONS

75 ROCKEFELLER PLAZA
BUILDING STANDARD CLEANING
OFFICE AREAS

A.                                   Nightly

1.                           All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept damp and/or mopped nightly, using approved dust-down preparations; wash flooring weekly, scrub when necessary.

2.                           All linoleum, vinyl, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept damp and/or mopped nightly using approved dust-down preparation. Mop up and wash floors for spills, smears as required.

3.                           All carpeting and rugs shall be vacuum cleaned once a week, moving light furniture other than desks, file cabinets, etc.

4.                           Hand dust with treated cloth and wipe clean all furniture, fixtures and custom wooden window enclosures, nightly.

5.                           Empty and clean as needed all waste receptacles nightly and remove from the demised premises wastepaper and/or other debris to an area designated by the Landlord. Install liners in all waste receptacles supplied by Tenant. Supply liners for recycling as required at no charge.

6.                           Empty and clean all waste disposal cans and baskets weekly; damp-dust as necessary.

8.                           Wash clean all water fountains and coolers nightly.

9.                           Dust all floor and other ventilating louvers within reach weekly; damp wipe as necessary.

10.                     Dust all telephones weekly.

11.                     Keep locker and slop sink rooms in a clean, neat and orderly condition at all times.

12.                     Wipe clean and polish all brass and other bright work nightly.

13.                     Sweep and/or vacuum all private staircases nightly.

14.                     Metal doors of all elevator cars to be properly maintained.

15.                     Remove all gum and foreign matter on sight.

16.                     Clean all glass furniture tops nightly.

17.                     Collect and remove wastepaper, cardboard boxes (which CONTRACTOR will flatten) and waste materials to a designated area within the building.

18.                     Dust and wash closet and coat room shelving, coat racks and flooring weekly.

B.                                     Periodic Cleaning

(To be performed as needed unless otherwise specified but not less than once each month or as hereinafter provided).

1.                                       Wash and remove all finger marks, ink stains, smudges, scruff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills) including elevator doors and other surfaces as necessary.

2.                                       Dust and clean electric fixtures, all baseboards and other fixtures or fittings as necessary, but not less than once each month.

C.                                     High Dusting

1.                                       Do all high dusting every three (3) months, unless otherwise specified, including, but not limited to, the following:

a.                                       Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

b.                                      Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grills, high moldings and other surfaces not reached in a nightly cleaning.

c.                                       Dust all overhead pipes, sprinklers, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

d.                                      Dust all venetian blinds. Dust all window frames.

e.                                       Dust exterior of lighting fixtures.

f.                                         Wash all furniture glass as needed.

g.                                      Vacuum and dust ceiling tiles around ventilators and clean air conditioning diffusers as required.

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PUBLIC LAVATORIES

A.                                   Nightly

1.                                       Scour, wash and disinfect all toilet seats (both sides), basins, bowls, urinals and tile walls near urinals throughout.

2.                                       Sweep and wash all lavatory floors using proper disinfectants.

3.                                       Wash and polish all minors, powder shelves, bright work and enameled surfaces in all lavatories.

4.                                       Hand dust and clean, washing where necessary, all partitions, dispensers and receptacles in all lavatories and restrooms.

5.                                       Service sanitary napkin dispensers (napkin supplied by Tenant).

6.                                       Empty paper towel and sanitary napkin disposal receptacles and remove paper to designated areas.

7.                                       Fill toilet tissue holders (tissue supplied by Tenant).

8.                                       Fill and maintain mechanical operation of all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin vending dispensers. (Materials supplied by Tenant.)

9.                                       Empty and clean sanitary disposal receptacles.

10.                                 Clean and wash all receptacles and dispensers.

11.                                 Remove fingermarks from painted surfaces.

12.                                 Day personnel to inspect all toilets and rest rooms during the day and keep them in a neat and clean condition at all times and replace supplies as necessary.

B.                                     Periodic

1.                                       Clean and wash all partitions once every two weeks.

2.                                       Scrub floors as necessary but not less than once each week.

3.                                       Hand dust, clean and wash all tile walls and ceilings, including washable acoustical tile, once each month, more, if necessary.

4.                                       High dusting shall be done once each month, which will include lights, walls and grills.

5.                                       Wash all lighting fixtures as necessary.

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Elevator Lobbies and Public Corridors (Multi-Tenant Floors)

1.                                       Sweep, wash floor nightly and machine scrub floors as necessary. Wash down all metal surfaces in the lobby and polish as required, but not less than every two weeks.

2.                                       Wipe down all metal surfaces in the lobby and polish as required.

3.                                       High dust and wash, if necessary, all electrical and air conditioning ceiling fixtures at least once per month.

4.                                       Dust walls nightly and wash as required.

5.                                       Clean and dust mail depository in lobby.

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EXHIBIT G

[Intentionally Omitted]

EXHIBIT H

ADDITIONAL FLOORS

Floor Number	Rentable Square Feet	Tenant’s Tax Percentage	Wage Rate Multiple
32	7,024	1.20598	7,024
33	2,373	.40743	2,373

	9,397	1.61341	9,397